Filed Pursuant to Rule 424(b)(3)
Registration No. 333-180356

RREEF PROPERTY TRUST, INC.

SUPPLEMENT NO. 14 DATED OCTOBER 15, 2014

TO THE PROSPECTUS DATED APRIL 4, 2014

This document supplements, and should be read in conjunction with, our prospectus dated April 4, 2014, as supplemented by Supplement No. 8 dated July 3, 2014, Supplement No. 9 dated August 4, 2014, Supplement No. 10 dated August 14, 2014, Supplement No. 11 dated September 3, 2014 and Supplement No. 12 dated October 2, 2014. Terms not otherwise defined herein have the same meanings as set forth in our prospectus. The purpose of this supplement is to disclose:

•	a revised form of subscription agreement;

•	a revised form of additional subscription agreement; and

•	revised form of multi-product subscription agreements.

Form of Subscription Agreement

Our revised form of subscription agreement is attached to this supplement as Exhibit B. The revised form of subscription agreement supersedes and replaces the form included as Appendix C to the prospectus dated April 4, 2014.

Form of Additional Subscription Agreement

Our revised form of additional subscription agreement is attached to this supplement as Exhibit C. The revised form of subscription agreement supersedes and replaces the form included as Appendix D to the prospectus dated April 4, 2014.

Form of Multi-Product Subscription Agreements

Our revised form of multi-product subscription agreements are attached to this supplement as Exhibits D and E. The revised form of multi-product subscription agreements supersede and replace the form included as Appendix E to the prospectus dated April 4, 2014.

EXHIBIT B

APPENDIX C: FORM OF SUBSCRIPTION AGREEMENT

Investor Instructions

1.	Investment

PLEASE NOTE: We do not accept money orders, traveler’s checks, starter checks, foreign checks, counter checks, third-party checks or cash.

Generally, you must initially invest at least $2,500 in our shares to be eligible to participate in this offering. In order to satisfy this minimum purchase requirement, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs, provided that each such contribution is made in increments of $100. You should note that an investment in our shares will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Code. If you have satisfied the applicable minimum purchase requirement, any additional purchase must be in increments of $500. The investment minimum for subsequent purchases does not apply to shares purchased pursuant to our distribution reinvestment plan.

2.	Investment Type

Please check the appropriate box to indicate the class of shares you intend to purchase.

3.	Account Type - Check One Box Only

Please check the appropriate box to indicate the account type of the subscription.

4.	Individual or Joint Account

To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account or person(s) authorized to effect transactions in an account. When you open an account, we will ask for your name, address, date of birth and other information that will allow us to identify you. Some or all of this information will be used to verify the identity of all persons opening an account.

You must include a permanent street address even if your mailing address is a P.O. Box. If the investment is to be held by joint owners you must provide the requested investor information for each joint owner.

Enter the name(s), mailing address and telephone numbers of the registered owner of the investment.

All investors must complete the space provided for taxpayer identification number or social security number. By signing in Section 12, you are certifying that this number is correct.

5.	Entity Account

If you are establishing an account for a legal entity, please provide the most recent versions of the documents listed below. RREEF Property Trust, Inc. reserves the right to require additional documents on future transactions. Please note this is not an all inclusive list of documents.

Please Note: You must indicate if the Account is engaged in internet gambling or supports companies engaged in internet gambling.

You must include a permanent street address even if your mailing address is a P.O. Box. Please be sure to indicate the country of citizenship for all resident aliens.

Enter the name(s), SSN, mailing address and telephone numbers of all trustee/guardian/conservator/authorized signer(s)

For Trust Accounts, please attach a separate sheet with the requested information for each additional trustee, grantor/settlor, or authorized signer.

For Business Accounts, please attach a separate sheet with the requested information for each additional ultimate beneficial owner.

Trust: Trust document (copy of the portion(s) of the trust document that shows the name of the trust, date of the trust, and the trustee name(s)) or certificate/affidavit of trust

Corporation: Articles of incorporation, certificate of incumbency or corporate by-laws

Financial institution regulated by a federal regulator: Registration certificate

Guardianship/conservatorship: Appointment of guardian/conservator certified within 60 days

Partnership or sole proprietorship: Most recent agreement or documentation showing the existence of a partnership or sole proprietorship

Estate: Appointment of executor(trix) certified within 60 days

Bank regulated by a state bank regulator: Registration certificate

Publicly traded company: (Please provide company’s CUSIP number)

Retirement plan under ERISA: Copy of plan document (If each participant is to have a separate account for the contributions, call us for special forms)

6.	UGMA Account

Complete this section for UGMA accounts.

If the minor’s Social Security number has been applied for, but not yet received, please include a copy of the Social Security card application (Form-SS5). Unless you indicate otherwise, the account will follow the UGMA/UTMA rules for the minor’s state.

7.	Retirement/Savings Plan

Complete this section for Retirement/Savings Plan accounts.

8.	Custodian/ Trustee Information

Complete this section if the registered owner of the investment will be a Custodian Plan or Trust.

Make checks payable to the custodian and send ALL paperwork directly to the custodian. The custodian is responsible for sending payments pursuant to the instructions as set forth below.

If you wish to purchase shares through an IRA, and need an IRA account, First Trust Retirement has agreed to serve as IRA custodian for such purpose. RREEF Property Trust, Inc. will pay the first-year annual IRA maintenance fees of such accounts with First Trust Retirement. Thereafter, investors will be responsible for the annual IRA maintenance fees. A separate IRA Application from First Trust Retirement must be completed and can be found in the RREEF Property Trust Combined/Traditional Roth Package. Further information about custodial services is also available through your broker or our dealer manager.

9.	Distribution Information (Choose one or more of the following options)

PLEASE NOTE: If you elect to participate in the Distribution Reinvestment Plan, you are requested to promptly notify RREEF Property Trust, Inc. in writing if at any time you experience a material change in your financial condition, including the failure to meet the income and net worth standards imposed by your state of residence and as set forth in the Prospectus and this Subscription Agreement relating to such investment. This request in no way shifts the responsibility of RREEF Property Trust, Inc.’s sponsor, or any other person selling shares on behalf of RREEF Property Trust, Inc. to you, to make every reasonable effort to determine that the purchase of RREEF Property Trust, Inc.’s shares is a suitable and appropriate investment based on information provided by you.

Complete this section to enroll in the Distribution Reinvestment Plan, to elect to receive distributions by direct deposit and/or to elect to receive distributions by check. If you elect direct deposit, you must attach a voided check with this completed Subscription Agreement. If you choose to enroll in the DRP, all of your distributions will be reinvested through the Distribution Reinvestment Plan. (If you do not complete this section, distributions will be paid to the registered owner at the address in Section 4. IRA accounts may not direct distributions without the custodian’s approval.)

10.	Broker - Dealer and Registered Representative Information

PLEASE NOTE: The Broker-Dealer or Registered Investment Advisor must complete and sign this section of the Subscription Agreement. All Fields are Mandatory.

Required Representations: By signing Section 10, the registered representative of the Broker-Dealer or Registered Investment Advisor confirms on behalf of the Broker-Dealer that he or she:

•	has reasonable grounds to believe the information and representations concerning the investor identified herein are true, correct, and complete in all respects;

•	has discussed the investor’s prospective purchase of shares with such investor;

•	has advised such investor of all pertinent facts with regard to the lack of liquidity and marketability of the shares and other fundamental risks related to the investment in the shares, the restrictions on transfer of the shares and the risk that the investor could lose his or her entire investment in the shares;

•	has delivered to the investor the Prospectus required to be delivered in connection with this subscription;

•	has reasonable grounds to believe the investor is purchasing these shares for the account referenced in Sections 4-7, and

•	has reasonable grounds to believe the purchase of shares is a suitable investment for such investor, and such investor meets the suitability standards applicable to the investor set forth in the Prospectus and such investor is in a financial position to enable the investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto.

In addition, the registered representative of the Broker-Dealer or Registered Investment Advisor represents that he or she and the Broker-Dealer, (i) are duly licensed and may lawfully offer and sell the shares in the state where the investment was made and in the state designated as the investor’s legal residence in Section 4; and (ii) agree to maintain records of the information used to determine that an investment in shares is suitable and appropriate for the investor for a period of six years.

11.	Electronic Delivery (Optional)

Instead of receiving paper copies of this Prospectus, our Prospectus supplements, annual reports, proxy statements, and other stockbroker communications and reports, you may elect to receive electronic delivery of stockholder communications from RREEF Property Trust, Inc. If you would like to consent to electronic delivery, including pursuant to CD-ROM or electronic mail, please sign and return this election with your Subscription Agreement.

By signing the Subscription Agreement in Section 11, you acknowledge and agree that you will not receive paper copies of any stockholder communications unless (i) you notify RREEF Property Trust, Inc. that you are revoking this election with respect to all stockholder communications or (ii) you specifically request that RREEF Property Trust, Inc. send a paper copy of a particular stockholder communications to you. RREEF Property Trust, Inc. has advised you that you have the right to revoke this election at any time and receive all stockholder communications as paper copies through the mail. You also understand that you have the right to request a paper copy of any stockholder communication. By electing electronic delivery, you understand that you may incur certain costs associated with spending time online and downloading and printing stockholder communications and you may be required to download software to read documents delivered in electronic format. Electronic delivery also involves risks related to system or network outages that could impair your timely receipt of or access to stockholder communications.

12.	Subscriber Signatures

Please separately initial each of the representations in paragraphs (1) through (5). If an Iowa resident you must also initial paragraph (6), if a Kansas resident you must also initial paragraph (7), if a Massachusetts resident you must also initial paragraph (8), if a Nebraska resident you must also initial paragraph (9), if a New Jersey resident you must also initial paragraph (10), if a New Mexico resident you must also initial paragraph (11), if an Ohio resident you must also initial paragraph (12) and if a Tennessee resident you must also initial paragraph (13). Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.

Please refer to the Prospectus under “Suitability Standards” to verify that you meet the minimum suitability standards imposed by the state of your primary residence.

By signing this Subscription Agreement, you agree to provide the information in Section 12 of the agreement and confirm the information is true and correct. If we are unable to verify your identity or that of another person authorized to act on your behalf or if we believe we have identified potential criminal activity, we reserve the right to take action as we deem appropriate, including, but not limited to, closing your account or refusing to establish your account.

Except for Pennsylvania investors (as described below), the Subscription Agreement, together with a check made payable to “RREEF Property Trust, Inc.” for the full purchase price, should be delivered or mailed by your Broker-Dealer or Registered Investment Advisor, as applicable, to:

Regular Mail	Overnight Mail	Subscription Agreements	Payment may be wired to:
Investment Processing Department	Investment Processing Department	may be faxed to: 855.223.2474	UMB Bank, N.A. 1010 Grand Boulevard, 4th Floor
c/o DST Systems, Inc.	c/o DST Systems, Inc.		Kansas City, MO 64106
P.O. Box 219731	430 W. 7th Street		ABA #: 101000695
Kansas City, MO 64121-9731	Kansas City, MO 64105		Account #: 9872012755
Toll Free: 877.907.1148	Toll Free: 877.907.1148		FAO: (Include Account Title)

For Pennsylvania investors only, until RREEF Property Trust, Inc. has raised the minimum offering amount applicable to Pennsylvania investors, all payments should be made payable to the order of “UMB Bank, N.A., as Escrow Agent for RREEF Property Trust, Inc.” and sent/wired to UMB Bank directly. The Subscription Agreement and all additional paperwork should be delivered by your Broker-Dealer or Registered Investment Advisor, as applicable, to:

Regular Mail	Overnight Mail	Subscription Agreements	Payment may be wired to:
UMB Bank, N.A. as Escrow Agent	UMB Bank, N.A. as Escrow Agent	may be faxed to: 855.223.2474	UMB Bank, N.A. as Escrow Agent for RREEF Property Trust, Inc.
for RREEF Property Trust, Inc.	for RREEF Property Trust, Inc.		1010 Grand Boulevard, 4th Floor
c/o DST Systems, Inc.	c/o DST Systems, Inc.		Kansas City, MO 64106
P.O. Box 219731	430 W. 7th Street		ABA #: 101000695
Kansas City, MO 64121-9731	Kansas City, MO 64105		Account #: 9871976025
Toll Free: 877.907.1148	Toll Free: 877.907.1148		FAO: (Include Account Title)

5/14	RF0021-D

Subscription Agreement

1.	Investment

Amount of Subscription:	State of Sale:

Minimum Initial Investment is $2,500

Money Orders, Traveler’s Checks, Starter Checks, Foreign Checks, Counter Checks, Third-Party Checks or Cash cannot be accepted.

Payment will be made with:	☐ Enclosed Check	☐ Funds Wired

2.	Investment Type

Please consult with your financial advisor and check one of the following options pertaining to the class of shares you intend to purchase. The Prospectus contains additional information regarding the share classes, including the different fees which are payable with respect to each class.

☐ Class A Shares	☐ Class B Shares

3.	Account Type - Check One Box Only

Non-Qualified Registration Types		Qualified Registration Types

☐ Individual (If TOD, attach application)	☐ UGMA: State of	☐ Traditional (Individual) IRA	☐ SEP IRA
☐ Joint Tenant* (If TOD, attach application)	☐ UTMA: State of	☐ Simple IRA	☐ ROTH IRA
☐ Tenants in Common*	☐ Corporation**	☐ Beneficial IRA
☐ Community Property*	☐ S-Corp ☐ C-Corp (Will default to S-Corp if nothing is marked)	Decedent’s name:
☐ Trust**	☐ Partnership**	☐ Profit Sharing Plan**	☐ Pension Plan**
☐ Non-Profit Organization**	☐ Other (Specify)	☐ KEOGH Plan**
☐ Estate

*All parties must sign.	**Please attach pages of trust/plan document (or Articles of Incorporation) which lists the names of trust/plan, trustees, signatures and date. The Certification of Investment Powers for Trust Accounts form may be completed in lieu of providing trust documents.

For Non-Qualified Custodial Accounts and All Qualified Accounts, please complete Section 8

4.	Individual or Joint Account

For joint accounts, the Social Security number of the primary account owner will be used for IRS reporting.

Name of primary account owner	Social Security number	Date of birth – MM/DD/YYYY
US residential address (P.O. Box not acceptable)	City	State	ZIP
Mailing address (if different)	City	State	ZIP
Daytime phone number	Extension	E-mail address

☐ US Citizen	☐ Resident alien If resident alien, please provide country of citizenship:

Select one:    ☐   Employed    ☐   Not-employed    ☐   Retired

Occupation	Name of employer

Address of employer	City	State	ZIP

If you checked not-employed or retired, please provide source of income:

Name of second joint owner (if any)	Social Security number	Date of birth – MM/DD/YYYY
US residential address (P.O. Box not acceptable)	City	State	ZIP

☐ US Citizen	☐ Resident alien If resident alien, please provide country of citizenship:

Select one:    ☐  Employed     ☐  Not-employed    ☐  Retired

Occupation	Name of employer

Address of employer	City	State	ZIP

If you checked not-employed or retired, please provide source of income:

Please attach a separate sheet with the above information for each additional owner.

5.	Entity Account

Legal documentation proving the existence of the entity must be presented when establishing one of these account types. (Articles of Incorporation Trust or Plan document.)

For a trust or business account, is the entity engaged in internet gambling or support companies engaged in internet gambling?

* Select one:    ☐  Yes    ☐  No

If yes, please explain:

Name of legal entity	Social Security number	OR	Tax ID number

Street address of legal entity (P.O. Box not acceptable)	City	State	ZIP

Mailing address (if different)	City	State	ZIP

Daytime phone number	Extension	E-mail address

Date of trust agreement (for trusts only) – MM/DD/YYYY

Name of trustee/authorized signer	Social Security number of trustee/authorized signer	Date of birth – MM/DD/YYYY

US residential address (P.O. Box not acceptable)	City	State	ZIP

Mailing address (if different)	City	State	ZIP

Daytime phone number	Extension	E-mail address

☐ US Citizen	☐ Resident alien If resident alien, please provide country of citizenship:

Name of co-trustee/authorized signer	Social Security number of co-trustee/authorized signer	Date of birth – MM/DD/YYYY

US residential address (P.O. Box not acceptable)	City	State	ZIP

Mailing address (if different)	City	State	ZIP

Daytime phone number	Extension	E-mail address

☐ US Citizen	☐ Resident alien If resident alien, please provide country of citizenship:

5.	Entity Account, continued

FOR A TRUST ACCOUNT

☐  Check here if the grantor/settlor is the same as the trustee

For trust accounts, name of grantor/settlor (if different from trustee)	Social Security number of grantor/settelor	Date of birth – MM/DD/YYYY
US residential address (P.O. Box not acceptable)	City	State	ZIP

☐ US Citizen ☐ Resident alien	If resident alien, please provide country of citizenship:

Please attach a separate sheet with the above information for each additional trustee, grantor/settlor, or authorized signer.

FOR A BUSINESS ACCOUNT (EX: CORPORATION, PARTNERSHIP, ETC.)

Please provide the industry in which the legal entity operates:

For business accounts, please provide a listing of all ultimate beneficial owners or controlling parties which have an interest equal to or greater than 25% (If there are none, write “none” above name or leave blank)

Name	Social Security number	Date of birth – MM/DD/YYYY
Street address of legal entity (P.O. Box not acceptable)	City	State	ZIP

☐ US Citizen ☐ Resident alien	If resident alien, please provide country of citizenship:

Name	Social Security number	Date of birth – MM/DD/YYYY
Street address of legal entity (P.O. Box not acceptable)	City	State	ZIP

☐ US Citizen ☐ Resident alien	If resident alien, please provide country of citizenship:

Please attach a separate sheet with the above information for each additional ultimate beneficial owner.

6.	UGMA Account

If the minor’s Social Security number has been applied for, but not yet received, please include a copy of the Social Security card application (Form-SS5). Unless you indicate otherwise, the account will follow the UGMA/UTMA rules for the minor’s state.

Name of minor	Social Security number	Date of birth of minor – MM/DD/YYYY
Street address (P.O. Box not acceptable)	City	State	ZIP

☐ US Citizen ☐ Resident alien	If resident alien, please provide country of citizenship:

Name of custodian	Social Security number of custodian	Date of birth of custodian – MM/DD/YYYY
US residential address (P.O. Box not acceptable)	City	State	ZIP
Mailing address (if different)	City	State	ZIP
Daytime phone number Extension	E-mail address

☐ US Citizen ☐ Resident alien	If resident alien, please provide country of citizenship:

Select one:    ☐  Employed    ☐  Not-employed     ☐  Retired

Occupation	Name of employer

Address of employer	City	State	ZIP

If you checked not-employed or retired, please provide source of income:

7.	Retirement/Savings Plan

CUSTODIAN/TRUSTEE

Name of custodian/trustee	Tax ID number
US business address	City	State	ZIP
Mailing address (if different)	City	State	ZIP
Daytime phone number Extension	E-mail address

PARTICIPANT/EMPLOYEE

Name of participant/employee	Social Security number	Date of birth – MM/DD/YYYY
US residential address (P.O. Box not acceptable)	City	State	ZIP

☐ US Citizen ☐ Resident alien	If resident alien, please provide country of citizenship:

Select one:    ☐  Employed    ☐  Not-employed    ☐  Retired

Occupation	Name of employer

Address of employer	City	State	ZIP

If you checked not-employed or retired, please provide source of income:

8.	Custodian/ Trustee Information

Applies to ALL retirement accounts. Also applies to non-retirement accounts that have elected to use a third party custodian.

Make checks payable to the custodian and send ALL paperwork directly to the custodian. The custodian is responsible for sending payments pursuant to the instructions as set forth below.

Trustee Name
Trustee Address 1
Trustee Address 2
Trustee City	State ZIP
Trustee Telephone Number	Trustee Tax Identification Number
Investor’s Account Number with Trustee

Important Note About Proxy Voting: By signing this subscription agreement, Custodian/Trustee authorizes the investor to vote the number of shares of common stock of RREEF Property Trust, Inc. that are beneficially owned by the investor as reflected on the records of RREEF Property Trust, Inc. as of the applicable record date at any meeting of the stockholders of RREEF Property Trust, Inc. This authorization shall remain in place until revoked in writing by Custodian/Trustee. RREEF Property Trust, Inc. is hereby authorized to notify the investor of his or her right to vote consistent with this authorization.

9.	Distribution Information (Choose one or more of the following options)

If you select more than one option you must indicate the percentage of your distribution to be applied to each option and the sum of the allocations must equal 100%.

If you do not complete this section, distributions will be paid to the registered owner at the address in Section 4. IRA accounts may not direct distributions without the custodian’s approval.

If you elect to participate in the Distribution Reinvestment Plan, you are requested to promptly provide written notification to RREEF Property Trust, Inc., c/o DST Systems, Inc., 430 W. 7th Street, Kansas City, MO 64105, if at any time you experience a material change in your financial condition, including the failure to meet the income and net worth standards imposed by your state of residence and as set forth in the Prospectus and this Subscription Agreement relating to such investment. This request in no way shifts the responsibility of RREEF Property Trust, Inc.’s sponsor, or any other person selling shares on behalf of RREEF Property Trust, Inc. to you, to make every reasonable effort to determine that the purchase of RREEF Property Trust, Inc.’s shares is a suitable and appropriate investment based on information provided by you.

% of Distribution

☐ I prefer to participate in the Distribution Reinvestment Plan, as described in the Prospectus.

☐ Send distributions via check to the investor’s home address (or for all accounts with a custodian to the address listed in Section 8)

☐ Send distributions via check to the alternate payee listed here (not available for custodial held accounts without the custodian’s approval)

Name
Address
City	State ZIP
Account Number

9.	Distribution Information (Choose one or more of the following options), continued

☐	Direct Deposit (Attach Voided Check) I authorize RREEF Property Trust, Inc. or its agent to deposit my distributions in the checking or savings account identified below. This authority will remain in force until I notify RREEF Property Trust, Inc. in writing to cancel it. In the event that RREEF Property Trust, Inc. deposits funds erroneously into my account, RREEF Property Trust, Inc. is authorized to debit my account for an amount not to exceed the amount of the erroneous deposit. (not available for custodial held accounts without the custodian’s approval)

Financial Institution Name	% of Distribution	☐ Checking
ABA/ Routing Number	Account Number	☐ Savings

10.	Broker - Dealer and Registered Representative Information

Broker-Dealer Name
Representative Name		Rep Number
Representative’s Firm Name		Branch ID
Representative’s Address
Representative’s City	State	ZIP
Representative’s Phone	Representative’s Fax Number	Representative’s E-mail Address

This Subscription was made as follows: ☐ Through a participating Broker-Dealer ☐ Through a participating RIA* unaffiliated with a participating Broker-Dealer	☐ Shares are being purchased net of up-front commissions (Class A shares only)

*	RIAs must first execute a firm level RIA Placement Agreement with SC Distributors (the Dealer Manager for RREEF Property Trust) before conducting business. To obtain an RIA Placement Agreement or for additional questions please contact SC Distributors at: 877-907-1148.

Based on the information I obtained from the subscriber regarding the subscriber’s financial situation and investment objectives, I hereby certify to RREEF Property Trust, Inc. that I have reasonable grounds for believing that the purchase of the Shares by the Subscriber is a suitable and appropriate investment for this Subscriber.

Signature of Financial Representative	Date
Branch Manager Signature (If required by Broker-Dealer)	Date

11.	Electronic Delivery (Optional)

Instead of receiving paper copies of this Prospectus, Prospectus supplements, annual reports, proxy statements, and other stockholder communications and reports, you may elect to receive electronic delivery of stockholder communications from RREEF Property Trust, Inc. If you would like to consent to electronic delivery, including pursuant to CD-ROM or electronic mail, please sign and return this election with your Subscription Agreement.

By signing below, I acknowledge and agree that I will not receive paper copies of any stockholder communications unless (i) I notify RREEF Property Trust, Inc. that I am revoking this election with respect to all stockholder communications or (ii) I specifically request that RREEF Property Trust, Inc. send a paper copy of a particular stockholder communications to me. RREEF Property Trust, Inc. has advised me that I have the right to revoke this election at any time and receive all stockholder communications as paper copies through the mail. I also understand that I have the right to request a paper copy of any stockholder communication.

11.	Electronic Delivery (Optional), continued

By electing electronic delivery, I understand that I may incur certain costs associated with spending time online and downloading and printing stockholder communications and I may be required to download software to read documents delivered in electronic format. Electronic delivery also involves risks related to system or network outages that could impair my timely receipt of or access to stockholder communications.

Signature of Investor:	Date:
Signature of Joint Investor:	Date:
E-mail: (If blank - email from Section 4 will be used)

12.	Subscriber Signatures

Please separately initial each of the representations below. Except in the case of fiduciary, you may not grant any person or power of attorney to make such representations on your behalf. I hereby acknowledge and/or represent the following:

Owner	Co-Owner

1.      I have received the final Prospectus of RREEF Property Trust, Inc. at least five business days before signing the Subscription Agreement. In addition, I acknowledge that after the end of each business day following the escrow period, I can access the NAV per share for each class of shares through RREEF Property Trust, Inc.’s website and toll-free automated telephone line.

Owner	Co-Owner

2.      I have (i) a minimum net worth (exclusive of home, home furnishings and personal automobiles) of at least $250,000 or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000, and, if applicable, I meet the higher net worth and gross income requirements imposed by my state of primary residence as set forth in the Prospectus under “Suitability Standards.” In addition, not more than 10% of my net worth will be invested in shares of RREEF Property Trust, Inc., with net worth being defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

Owner	Co-Owner	3. I acknowledge that there is no public market for the shares and, thus, my investment in shares is not liquid.

Owner	Co-Owner	4. I am purchasing the shares for the account referenced above.

Owner	Co-Owner

5.      I acknowledge that I will not be admitted as a stockholder until my investment has been accepted. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA Patriot Act and payment of the full purchase price of the shares.

Owner	Co-Owner

6.      Iowa: In addition to the suitability standards noted above, it is recommended by the Iowa Securities Bureau that Iowa investors limit their aggregate investment in us and other non-traded real estate investment trusts to not more than 10% of their liquid net worth, with liquid net worth being defined as that portion of total net worth that consists of cash, cash equivalents and readily marketable securities.

12.	Subscriber Signatures, continued

Owner	Co-Owner

7.      Kansas: In addition to the suitability standards noted above, it is recommended by the Office of the Kansas Securities Commissioner that purchasers residing in Kansas limit their aggregate investment in the securities of RREEF Property Trust, Inc. and other non-traded real estate investment trusts to not more than 10% of their liquid net worth, with liquid net worth being defined as that portion of total net worth that consists of cash, cash equivalents and readily marketable securities.

Owner	Co-Owner

8.      Massachusetts: In addition to the suitability standards noted above, purchasers residing in Massachusetts may not invest more than 10% of their liquid net worth in RREEF Property Trust Inc.’s shares and shares of other direct participation programs, with liquid net worth being defined as that portion of net worth that is comprised of cash, cash equivalents and readily marketable securities.

Owner	Co-Owner

9.      Nebraska: In addition to the suitability standards noted above, purchasers residing in Nebraska are required to have either a minimum net worth of $350,000 or a minimum gross annual income of at least $70,000 and a minimum net worth of at least $100,000. The total investment in RREEF Property Trust, Inc. and other similar programs may not exceed 10% of the purchaser’s liquid net worth, with liquid net worth being defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

Owner	Co-Owner

10.    New Jersey: In addition to the suitability standards noted above, purchasers residing in New Jersey may not invest more than 10% of their liquid net worth in RREEF Property Trust Inc.’s shares and shares of other direct participation programs, with liquid net worth being defined as that portion of net worth that is comprised of cash, cash equivalents and readily marketable securities.

Owner	Co-Owner

11.    New Mexico: In addition to the suitability standards noted above, purchasers residing in New Mexico may not invest more than 10% of their liquid net worth in RREEF Property Trust Inc.’s shares, shares of RREEF Property Trust Inc.’s affiliates and other non-traded real estate programs, with liquid net worth being defined as that portion of net worth that is comprised of cash, cash equivalents and readily marketable securities.

Owner	Co-Owner

12.    Ohio: In addition to the suitability standards noted above, purchasers residing in Ohio may not invest more than 10% of their liquid net worth in RREEF Property Trust, Inc.’s shares, shares of RREEF Property Trust, Inc.’s affiliates and other non-traded real estate investment programs, with liquid net worth being defined as that portion of net worth that is comprised of cash, cash equivalents and readily marketable securities (less liabilities).

Owner	Co-Owner

13.    Tennessee: In addition to the suitability standards noted above, purchasers residing in Tennessee are required to have either a minimum net worth of $500,000 or a minimum gross annual income of at least $100,000 and a minimum net worth of at least $100,000.

I ACKNOWLEDGE RECEIPT OF THE PROSPECTUS, WHETHER OVER THE INTERNET, ON A CD-ROM, A PAPER COPY OR ANY OTHER DELIVERY METHOD. IF MY SUBSCRIPTION IS ACCEPTED, RREEF PROPERTY TRUST, INC. WILL SEND ME CONFIRMATION OF MY PURCHASE AFTER I HAVE BEEN ADMITTED AS A STOCKHOLDER.

Substitute IRS Form W-9 (required for U.S. investors only): I HEREBY CERTIFY under penalty of perjury (i) that the taxpayer identification number shown on this Subscription Agreement is my correct tax payer identification number, (ii) unless the box below is checked, I am not subject to backup withholding because a) I am exempt from backup withholding; or b) the Internal Revenue Service (IRS) has not notified me that I am subject to backup withholding as a result of failure to report all interest or dividends; or c) the IRS has notified me that I am no longer subject to backup withholding; and (iii) I am a U.S. citizen or other U.S. person.

☐	Please check this box only if you are subject to backup withholding. Please include a copy of the notification letter you received from the IRS.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications to avoid backup withholding.

Signature of Investor	Date – MM/DD/YYYY
Signature of Joint Investor or for Qualified Plans, of Trustee/Custodian	Date – MM/DD/YYYY

Except for Pennsylvania investors (as described below), the Subscription Agreement, together with a check made payable to “RREEF Property Trust, Inc.” for the full purchase price, should be delivered or mailed by your Broker-Dealer or Registered Investment Advisor, as applicable, to:

Regular Mail	Overnight Mail	Subscription Agreements	Payment may be wired to:
Investment Processing Department	Investment Processing Department	may be faxed to: 855.223.2474	RREEF Property Trust UMB Bank, N.A.
c/o DST Systems, Inc.	c/o DST Systems, Inc.		1010 Grand Boulevard, 4th Floor
P.O. Box 219731	430 W. 7th Street		Kansas City, MO 64106
Kansas City, MO 64121-9731	Kansas City, MO 64105		ABA #: 101000695
Toll Free: 877.907.1148	Toll Free: 877.907.1148		Account #: 9872012755
FAO: (Include Account Title)

For Pennsylvania investors only, until RREEF Property Trust, Inc. has raised the minimum offering amount applicable to Pennsylvania investors, all payments should be made payable to the order of “UMB Bank, N.A., as Escrow Agent for RREEF Property Trust, Inc.” and sent/wired to UMB Bank directly. The Subscription Agreement and all additional paperwork should be delivered by your Broker-Dealer or Registered Investment Advisor, as applicable, to:

Regular Mail	Overnight Mail	Subscription Agreements	Payment may be wired to:
UMB Bank, N.A. as Escrow Agent	UMB Bank, N.A. as Escrow Agent	may be faxed to: 855.223.2474	UMB Bank, N.A. as Escrow Agent for RREEF Property Trust, Inc.
for RREEF Property Trust, Inc.	for RREEF Property Trust, Inc.		1010 Grand Boulevard, 4th Floor
c/o DST Systems, Inc.	c/o DST Systems, Inc.		Kansas City, MO 64106
P.O. Box 219731	430 W. 7th Street		ABA #: 101000695
Kansas City, MO 64121-9731	Kansas City, MO 64105		Account #: 9871976025
Toll Free: 877.907.1148	Toll Free: 877.907.1148		FAO: (Include Account Title)

8/14	RF0020-I

EXHIBIT C

APPENDIX D: FORM OF ADDITIONAL SUBSCRIPTION AGREEMENT

Additional Subscription Agreement

This form may be used by any current investor in RREEF Property Trust, Inc. who desires to purchase additional shares of RREEF Property Trust, Inc. Investors who acquired shares through a transfer of ownership or transfer of death and wish to make additional investments must complete the RREEF Property Trust, Inc. Subscription Agreement.

RREEF Property Trust, Inc.’s sponsor and any other person selling shares on behalf of RREEF Property Trust, Inc. to you are required to make every reasonable effort to determine that the purchase of RREEF Property Trust, Inc.’s shares is a suitable and appropriate investment for you. In order to assist these parties in fulfilling their obligations, if at any time you fail to meet the applicable suitability standards set forth in the then current prospectus, you are requested to promptly provide written notification to RREEF Property Trust, Inc., c/o DST Systems, Inc., 430 W. 7th Street, Kansas City, MO 64105.

1.	Investment Information

Amount of Subscription	State of Sale

Minimum Additional Investment is $500.

Money Orders, Traveler’s Checks, Starter Checks, Foreign Checks, Counter Checks, Third-Party Checks or Cash cannot be accepted.

Payment will be made with:	☐ Enclosed Check	☐ Funds Wired

2.	Account Number

Account Number

3.	Investor Information - SSN or TIN Required

Please print names in which shares of common stock are registered.

Title Line 1
Title Line 2
Primary SSN/TIN	Secondary SSN/TIN

Primary Investor is: Individual, Trust/Qualified Plan, Entity, Minor (UGMA/UTMA)

Secondary Investor is: Additional Accountholder, Trustee, Officer/Authorized Signer, Custodian (UGMA/UTMA)

Primary Investor Name	SSN/TIN		DOB
Secondary Investor Name	SSN/TIN		DOB

Please indicate if mailing address has changed since initial investment in RREEF Property Trust		☐ Yes	☐ No
If “yes”, please print new address below:
Street Address
City	State		Zip Code

4.	Broker - Dealer and Registered Representative Information

Broker-Dealer Name
Representative Name		Rep Number
Representative’s Firm Name		Branch ID
Representative’s Address
Representative’s City	State	ZIP
Representative’s Phone	Representative’s Fax Number	Representative’s E-mail Address

This Subscription was made as follows: ☐ Through a participating Broker-Dealer ☐ Through a participating RIA* unaffiliated with a participating Broker-Dealer	☐ Shares are being purchased net of up front commissions (Class A shares only)

*	RIAs must first execute a firm level RIA Placement Agreement with SC Distributors (the Dealer Manager for RREEF Property Trust) before conducting business. To obtain an RIA Placement Agreement or for additional questions please contact SC Distributors at: 877-907-1148.

Based on the information I obtained from the subscriber regarding the subscriber’s financial situation and investment objectives, I hereby certify to RREEF Property Trust, Inc. that I have reasonable grounds for believing that the purchase of the Shares by the Subscriber is a suitable and appropriate investment for this Subscriber.

Signature of Financial Representative	Date
Branch Manager Signature (If required by Broker-Dealer)	Date

5.	Investor Signatures

By signing below, you represent that you meet the applicable investor suitability standards set forth in the current prospectus, as supplemented, for RREEF Property Trust (RPT), including (1) the minimum net worth and gross annual income standards, (2) the limitation that you may not invest more than 10% of your net worth in shares of RPT’s common stock, and (3) any applicable state specific suitability standards based on your state of residence. You also represent that you meet the other investor representations set forth in the Subscription Agreement attached to the prospectus as Appendix C.

Signature of Investor	Date
Signature of Joint Investor or for Qualified Plans, of Trustee/Custodian	Date

Except for Pennsylvania investors (as described below), the Subscription Agreement, together with a check made payable to “RREEF Property Trust, Inc.” for the full purchase price, should be delivered or mailed by your Broker-Dealer or Registered Investment Advisor, as applicable, to:

Regular Mail	Overnight Mail	Subscription Agreements	Payment may be wired to:
Investment Processing Department	Investment Processing Department	may be faxed to: 855.223.2474	UMB Bank, N.A. 1010 Grand Boulevard, 4th Floor
c/o DST Systems, Inc.	c/o DST Systems, Inc.		Kansas City, MO 64106
P.O. Box 219731	430 W. 7th Street		ABA #: 101000695
Kansas City, MO 64121-9731	Kansas City, MO 64105		Account #: 9872012755
Toll Free: 877.907.1148	Toll Free: 877.907.1148		FAO: (Include Account Title)

For Pennsylvania investors only, until RREEF Property Trust, Inc. has raised the minimum offering amount applicable to Pennsylvania investors, all payments should be made payable to the order of “UMB Bank, N.A., as Escrow Agent for RREEF Property Trust, Inc.” and sent/wired to UMB Bank directly. The Subscription Agreement and all additional paperwork should be delivered by your Broker-Dealer or Registered Investment Advisor, as applicable, to:

Regular Mail	Overnight Mail	Subscription Agreements	Payment may be wired to:
UMB Bank, N.A. as Escrow Agent	UMB Bank, N.A. as Escrow Agent	may be faxed to: 855.223.2474	UMB Bank, N.A. as Escrow Agent for RREEF Property Trust, Inc.
for RREEF Property Trust, Inc.	for RREEF Property Trust, Inc.		1010 Grand Boulevard, 4th Floor
c/o DST Systems, Inc.	c/o DST Systems, Inc.		Kansas City, MO 64106
P.O. Box 219731	430 W. 7th Street		ABA #: 101000695
Kansas City, MO 64121-9731	Kansas City, MO 64105		Account #: 9871976025
Toll Free: 877.907.1148	Toll Free: 877.907.1148		FAO: (Include Account Title)

7/14	RF0041-B

EXHIBIT D

APPENDIX E: FORM OF MULTI-PRODUCT SUBSCRIPTION AGREEMENT

Product 1 Logo	Product 2 Logo	Product 3 Logo	Product 4 Logo

Investor Instructions

This subscription agreement is not valid for use in AL, AR, KY, MA, MD, NC, NE, NJ and TN.

Please follow these instructions carefully. Failure to do so could result in the rejection of your subscription.

1.	Investment

PLEASE NOTE: Money orders, traveler’s checks, starter checks, foreign checks, counter checks, third-party checks or cash will not be accepted.

A minimum initial investment of $2,000 is required, except in New York, where the minimum investment is $2,500 for Product 3 only. For RPT only, a minimum initial investment of $2,500 is required. In no event shall any investment be less than $100.

2.	Share Class (Product 3 Only)

Please consult with your financial representative and check the appropriate box to indicate the class of shares you intend to purchase.

3.	Unit Class (Product 2 Only)

Please consult with your financial representative and check the appropriate box to indicate the class of units you intend to purchase.

4.	Share Class (Product 4 Only)

Please consult with your financial representative and check the appropriate box to indicate the class of shares you intend to purchase.

5.	Share Class (RPT Only)

Please consult with your financial representative and check the appropriate box to indicate the class of shares you intend to purchase.

6.	Account Type - Check One Box Only

Please check the appropriate box to indicate the account type of the subscription.

7.	Investor Information (Product 4, Product 1, Product 2, Product 3 Only)

To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account or person(s) authorized to effect transactions in an account. When you open an account, we will ask for your name, address, date of birth and other information that will allow us to identify you. Some or all of this information will be used to verify the identity of all persons opening an account.

Enter the name(s), mailing address and telephone numbers of the registered owner of the investment.

You must include a permanent street address even if your mailing address is a P.O. Box. If the investment is to be held by joint owners you must provide the requested investor information for each joint owner.

All investors must provide a taxpayer identification number or social security number. By signing in Section 18 and/or 19 and/or 20 and/or 21, you are certifying that this number is correct.

8.	Investment Title (Product 4, Product 1, Product 2, Product 3 Only)

Please print the exact name(s) in which shares and/or units are to be registered.

For trusts, include the name of the trust and the name of the trustee.

For qualified plans, include the custodian name, plan name, and individual name, if applicable.

For IRAs, include the custodian name and individual name.

For entities, include the entity name.

9.	Individual or Joint Account (RPT Only)

To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account or person(s) authorized to effect transactions in an account. When you open an account, we will ask for your name, address, date of birth and other information that will allow us to identify you. Some or all of this information will be used to verify the identity of all persons opening an account.

You must include a permanent street address even if your mailing address is a P.O. Box. If the investment is to be held by joint owners you must provide the requested investor information for each joint owner.

Enter the name(s), mailing address and telephone numbers of the registered owner of the investment.

All investors must complete the space provided for taxpayer identification number or social security number. By signing in Section 22, you are certifying that this number is correct.

10.	Entity Account (RPT Only)

If you are establishing an account for a legal entity, please provide the most recent versions of the documents listed below. Product 4 reserves the right to require additional documents on future transactions.

Please note this is not an all inclusive list of documents.

Please Note: You must indicate if the Account is engaged in internet gambling or supports companies engaged in internet gambling.

You must include a permanent street address even if your mailing address is a P.O. Box. Please be sure to indicate the country of citizenship for all resident aliens.

Enter the name(s), SSN, mailing address and telephone numbers of all trustee/guardian/conservator/authorized signer(s).

For Trust Accounts, please attach a separate sheet with the requested information for each additional trustee, grantor/settlor, or authorized signer.

For Business Accounts, please attach a separate sheet with the requested information for each additional ultimate beneficial owner.

Trust: Trust document (copy of the portion(s) of the trust document that shows the name of the trust, date of the trust, and the trustee name(s)) or certificate/affidavit of trust

Corporation: Articles of incorporation, certificate of incumbency or corporate by-laws

Financial institution regulated by a federal regulator: Registration certificate

Guardianship/conservatorship: Appointment of guardian/conservator certified within 60 days

Partnership or sole proprietorship: Most recent agreement or documentation showing the existence of a partnership or sole proprietorship

Estate: Appointment of executor(trix) certified within 60 days

Bank regulated by a state bank regulator: Registration certificate

Publicly traded company: (Please provide company’s CUSIP number)

Retirement plan under ERISA: Copy of plan document (If each participant is to have a separate account for the contributions, call us for special forms)

11.	UGMA Account (RPT Only)

Complete this section for UGMA accounts.

If the minor’s Social Security number has been applied for, but not yet received, please include a copy of the Social Security card application (Form-SS5). Unless you indicate otherwise, the account will follow the UGMA/UTMA rules for the minor’s state.

12.	Retirement/Savings Plan (RPT Only)

Complete this section for Retirement/Savings Plan accounts.

13.	Third Party Custodian Information

Complete this section for ALL retirement accounts, as well as non-retirement accounts that have elected to use a third party custodian.

Make checks payable to the custodian and send ALL paperwork directly to the custodian. The custodian is responsible for sending payments pursuant to the instructions as set forth below.

If you would like to purchase shares and/or units through an IRA account, First Trust Retirement has agreed to act as IRA custodian for such purpose for each of RPT and/or Product 1 and/or Product 2 and/or Product 3 and/or Product 4. In addition, Community National Bank has agreed to act as IRA Custodian for purchases of Product 3 only or for joint purchases with Product 1 and/or Product 2 and/or RPT and/or Product 4; however, we do not require that you use our IRA custodian.

If you would like to establish a new IRA account with First Trust Retirement, RPT and/or Product 1 and/or Product 2 and/or Product 3 and/or Product 4 will pay the first-year annual IRA maintenance fees of such accounts with First Trust Retirement. If you would like to establish a new IRA account with Community National Bank, Product 3 will pay the first-year annual IRA maintenance fees of such accounts with Community National Bank. Thereafter, investors will be responsible for the annual IRA maintenance fees which are currently $25 per account per year. Further information about custodial services is available through your financial representative or our dealer manager.

14.	Distribution Information (Choose one or more of the following options)

PLEASE NOTE: If you elect to participate in the Distribution Reinvestment Plan of RPT and/or Product 1 and/or Product 2 and/or Product 3 and/or Product 4, you must agree that if at any time you cannot make the investor representations or warranties set forth in the Prospectus or the Subscription Agreement relating to such investment, you must promptly notify the Investment Processing Department for RPT and/or Product 1 and/ or Product 2 and/or Product 3 and/or Product 4 in writing of that fact. This request in no way shifts the responsibility of RPT and/or Product 1 and/ or Product 2 and/or Product 3 and/or Product 4’s sponsor, and participating Broker-Dealers and Registered Investment Advisors recommending the purchase of shares and/or units in this offering, to make every reasonable effort to determine that the purchase of shares and/or units in this offering is a suitable and appropriate investment based on information provided by you.

Complete this section to enroll in the Distribution Reinvestment Plan of RPT and/or Product 1 and/or Product 2 and/or Product 3 and/or Product 4, to elect to receive distributions by direct deposit and/or to elect to receive distributions by check. If you elect direct deposit, you must attach a voided check with this completed Subscription Agreement. You can choose to have all or a portion of your distributions reinvested through the Distribution Reinvestment Plan. You must indicate the percentage of our distribution to be applied to each option selected and the sum of the allocations must equal 100%. (If you do not complete this section, distributions will be paid to the registered owner at the address in Section 8. IRA accounts may not direct distributions without the custodian’s approval.)

15.	Broker - Dealer and Registered Representative Information

PLEASE NOTE: The Broker-Dealer or Registered Investment Advisor must complete and sign this section of the Subscription Agreement. All Fields are Mandatory.

Required Representations: By signing Section 15, the registered representative of the Broker-Dealer or Registered Investment Advisor confirms on behalf of the Broker-Dealer that he or she:

•	has reasonable grounds to believe the information and representations concerning the investor identified herein are true, correct, and complete in all respects;

•	has discussed the investor’s prospective purchase of shares and/or units with such investor;

•	has advised such investor of all pertinent facts with regard to the lack of liquidity and marketability of the shares and/or units and other fundamental risks related to the investment in the shares and/or units, the restrictions on transfer of the shares and/or units and the risk that the investor could lose his or her entire investment in the shares and/or units;

•	has delivered to the investor the Prospectus required to be delivered in connection with this subscription;

•	has reasonable grounds to believe the investor is purchasing these shares and/or units for the account referenced in Section 6, and

•	has reasonable grounds to believe the purchase of shares and/or units is a suitable investment for such investor, and such investor meets the suitability standards applicable to the investor set forth in the Prospectus and such investor is in a financial position to enable the investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto.

In addition, the registered representative of the Broker-Dealer or Registered Investment Advisor represents that he or she and the Broker-Dealer, (i) are duly licensed and may lawfully offer and sell the shares and/or units in the state where the investment was made and in the state designated as the investor’s legal residence in Section 7 and/or 9; and (ii) agree to maintain records of the information used to determine that an investment in shares and/or units is suitable and appropriate for the investor for a period of six years.

16.	Limited Liability Company Agreement (Product 2 & Product 4 Only)

By signing the Subscription Agreement, you agree to be bound by the terms of our operating agreement and any of its amendments or supplements and authorize Product 2 and/or Product 4 to make all filings of certificates, instruments, agreements or other documents as may be required or advisable under Delaware law.

17.	Electronic Delivery (Optional) (Product 3, Product 1 & RPT Only)

Instead of receiving paper copies of the applicable Prospectus, Prospectus supplements, annual reports, proxy statements, and other stockbroker communications and reports, you may elect to receive electronic delivery of stockholder communications from Product 3 and/or Product 1 and/or RPT. If you would like to consent to electronic delivery, including pursuant to CD-ROM or electronic mail, please sign and return this election with your Subscription Agreement.

By signing below, I acknowledge and agree that I will not receive paper copies of any stockholder communications unless (i) I notify Product 3 and/or Product 1 and/or RPT that I am revoking this election with respect to all stockholder communications or (ii) I specifically request that Product 3 and/or Product 1 and/or RPT send a paper copy of a particular stockholder communications to me. Product 3 and/or Product 1 and/or RPT has advised me that I have the right to revoke this election at any time and receive all stockholder communications as paper copies through the mail. I also understand that I have the right to request a paper copy of any stockholder communication.

By electing electronic delivery, I understand that I may incur certain costs associated with spending time online and downloading and printing stockholder communications and I may be required to download software to read documents delivered in electronic format. Electronic delivery also involves risks related to system or network outages that could impair my timely receipt of or access to stockholder communications.

18.	Subscriber Signatures for Product 3

Please separately initial each of the representations in paragraph (1) through (5). If an Iowa resident you must also initial paragraph (6), if a Kansas resident you must also initial paragraph (7), if a Maine resident you must also initial paragraph (8), if a Missouri resident you must also initial paragraph (9), if a New Mexico resident you must also initial paragraph (10) if a North Dakota resident you must also initial paragraph (11), if an Ohio resident you must also initial paragraph (12) and if an Oregon resident you must also initial paragraph (13). Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.

Please refer to the Product 3 Prospectus under “Suitability Standards” to verify that you meet the minimum suitability standards.

By signing this Subscription Agreement, you agree to provide the information in Section 18 and/or 19 and/or 20 and/or 21 and/or 22 of the agreement and confirm the information is true and correct. If we are unable to verify your identity or that of another person authorized to act on your behalf or if we believe we have identified potential criminal activity, we reserve the right to take action as we deem appropriate, including, but not limited to, closing your account or refusing to establish your account.

19.	Subscriber Signatures for Product 1

Please separately initial each of the representations in paragraph (1) through (5). If a California resident you must also initial paragraph (6), if an Iowa resident you must also initial paragraph (7), if a Kansas resident you must also initial paragraph (8), if a Maine resident you must also initial paragraph (9), if a New Mexico resident you must also initial paragraph (10), if a North Dakota resident you must also initial paragraph (11), if an Oklahoma resident you must also initial paragraph (12), if an Ohio resident you must also initial paragraph (13), if an Oregon resident you must also initial paragraph (14) and if a Texas resident you must also initial paragraph (15). Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.

Please refer to the Prospectus under “Suitability Standards” to verify that you meet the minimum suitability standards imposed by the state of your primary residence.

By signing this Subscription Agreement, you agree to provide the information in Section 18 and/or 19 and/or 20 and/or 21 and/or 22 of the agreement and confirm the information is true and correct. If we are unable to verify your identity or that of another person authorized to act on your behalf or if we believe we have identified potential criminal activity, we reserve the right to take action as we deem appropriate, including, but not limited to, closing your account or refusing to establish your account.

20.	Subscriber Signatures for Product 2

Please separately initial each of the representations in paragraph (1) through (5). If a California resident you must also initial paragraph (6), if an Iowa resident you must also initial paragraph (7), if a Kansas resident you must also initial paragraph (8), if a Maine resident you must also initial paragraph (9), if a New Mexico resident you must also initial paragraph (10), if a North Dakota resident you must also initial paragraph (11), if an Ohio resident you must also initial paragraph (12), if an Oklahoma resident you must also initial paragraph (13), if a Oregon resident you must also initial paragraph (14) and if a Texas resident you must also initial paragraph (15). Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.

Please refer to the Prospectus under “Suitability Standards” to verify that you meet the minimum suitability standards imposed by the state of your primary residence.

By signing this Subscription Agreement, you agree to provide the information in 18 and/or 19 and/or 20 and/or 21 and/or 22 of the agreement and confirm the information is true and correct. If we are unable to verify your identity or that of another person authorized to act on your behalf or if we believe we have identified potential criminal activity, we reserve the right to take action as we deem appropriate, including, but not limited to, closing your account or refusing to establish your account.

21.	Subscriber Signatures for Product 4

Please separately initial each of the representations in paragraph (1) through (5). If a California resident you must also initial paragraph (6), if an Iowa resident you must also initial paragraph (7), if a Kansas resident you must also initial paragraph (8), if a Maine resident you must also initial paragraph (9), if a New Mexico resident you must also initial paragraph (10), if a North Dakota resident you must also initial paragraph (11), if an Oklahoma resident you must also initial paragraph (12) and if an Oregon resident you must also initial paragraph (13). Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.

Please refer to the Prospectus under “Suitability Standards” to verify that you meet the minimum suitability standards imposed by the state of your primary residence.

By signing this Subscription Agreement, you agree to provide the information in 18 and/or 19 and/or 20 and/or 21 and/or 22 of the agreement and confirm the information is true and correct. If we are unable to verify your identity or that of another person authorized to act on your behalf or if we believe we have identified potential criminal activity, we reserve the right to take action as we deem appropriate, including, but not limited to, closing your account or refusing to establish your account.

22.	Subscriber Signatures for RPT

Please separately initial each of the representations in paragraphs (1) through (5). If an Iowa resident you must also initial paragraph (6), if a Kansas resident you must also initial paragraph (7), if a New Mexico resident you must also initial paragraph (8) and if an Ohio resident you must also initial paragraph (9). Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.

Please refer to the Prospectus under “Suitability Standards” to verify that you meet the minimum suitability standards imposed by the state of your primary residence.

By signing this Subscription Agreement, you agree to provide the information in 18 and/or 19 and/or 20 and/or 21 and/or 22 of the agreement and confirm the information is true and correct. If we are unable to verify your identity or that of another person authorized to act on your behalf or if we believe we have identified potential criminal activity, we reserve the right to take action as we deem appropriate, including, but not limited to, closing your account or refusing to establish your account.

MAILING/PAYMENT INSTRUCTIONS

PLEASE NOTE: Only original, completed copies of the Subscription Agreement can be accepted. We cannot accept photocopied or otherwise duplicated Subscription Agreements. Faxes of original documents will also be accepted but the original documents must be retained and made available upon request by the fund sponsor.

PRODUCT 3 INVESTORS: The Subscription Agreement, together with a check made payable to “Product 3” for the full purchase price, should be delivered or mailed by your Broker-Dealer or Registered Investment Advisor, as applicable, to:

Regular Mail Investment Processing Department c/o DST Systems, Inc. P.O. Box 219731 Kansas City, MO 64121-9731 Toll Free: 888.292.3178	Overnight Mail Investment Processing Department c/o DST Systems, Inc. 430 W. 7th Street Kansas City, MO 64105 Toll Free: 888.292.3178	Subscription Agreements may be faxed to: 855.223.2474	Payment may be wired to: UMB Bank, N.A. 1010 Grand Boulevard, 4th Floor Kansas City, MO 64106 ABA #: 101000695 Account #: XXXXXXXXX FAO: (Include Account Title)

PRODUCT 3 INVESTORS IN PENNSYLVANIA: For Pennsylvania investors; until we have raised the minimum offering amount required in the state of Pennsylvania; the Subscription Agreement, together with a check made payable to “UMB Bank, N.A., as Escrow Agent for Product 3” for the full purchase price, should be delivered by your Broker-Dealer or Registered Investment Advisor, as applicable, to the UMB Bank address below. Please refer to the “Notice to Residents of Pennsylvania Only” section of the Prospectus for additional information regarding the Pennsylvania escrow requirements.

Regular Mail UMB Bank, N.A. as Escrow Agent for Product 3 c/o DST Systems, Inc. P.O. Box 219731 Kansas City, MO 64121-9731 Toll Free: 888.292.3178	Overnight Mail UMB Bank, N.A. as Escrow Agent for Product 3 c/o DST Systems, Inc. 430 W. 7th Street Kansas City, MO 64105 Toll Free: 888.292.3178	Subscription Agreements may be faxed to: 855.223.2474	Payment may be wired to: UMB Bank, N.A. as Escrow Agent for “Product 3” 1010 Grand Boulevard, 4th Floor Kansas City, MO 64106 ABA #: 101000695 Account #: XXXXXXXXX FAO: (Include Account Title)

PRODUCT 1 INVESTORS: The Subscription Agreement, together with a check made payable to “Product 1” for the full purchase price, should be delivered or mailed by your Broker-Dealer or Registered Investment Advisor, as applicable, to:

Regular Mail Investment Processing Department c/o DST Systems, Inc. P.O. Box 219731 Kansas City, MO 64121-9731 Toll Free: 888.292.3178	Overnight Mail Investment Processing Department c/o DST Systems, Inc. 430 W. 7th Street Kansas City, MO 64105 Toll Free: 888.292.3178	Subscription Agreements may be faxed to: 855.223.2474	Payment may be wired to: UMB Bank, N.A. 1010 Grand Boulevard, 4th Floor Kansas City, MO 64106 ABA #: 101000695 Account #: XXXXXXXXX FAO: (Include Account Title)

PRODUCT 2 INVESTORS: The Subscription Agreement, together with a check made payable to “Product 2” for the full purchase price, should be delivered or mailed by your Broker-Dealer or Registered Investment Advisor, as applicable, to:

Regular Mail Investment Processing Department c/o DST Systems, Inc. P.O. Box 219731 Kansas City, MO 64121-9731 Toll Free: 888.292.3178	Overnight Mail Investment Processing Department c/o DST Systems, Inc. 430 W. 7th Street Kansas City, MO 64105 Toll Free: 888.292.3178	Subscription Agreements may be faxed to: 855.223.2474	Payment may be wired to: UMB Bank, N.A. 1010 Grand Boulevard, 4th Floor Kansas City, MO 64106 ABA #: 101000695 Account #: XXXXXXXXX FAO: (Include Account Title)

PRODUCT 2 IN PENNSYLVANIA: Until we have raised the minimum offering amount required in the state of Pennsylvania, the Subscription Agreement, together with a check made payable to “UMB Bank, N.A., as Escrow Agent for Product 2” for the full purchase price, should be delivered by your Broker-Dealer or Registered Investment Advisor, as applicable, to the UMB Bank address below. Please refer to the “Notice to Residents of Pennsylvania Only” section of the Prospectus for additional information regarding the Pennsylvania escrow requirements.

Regular Mail UMB Bank, N.A. as Escrow Agent for Product 2 c/o DST Systems, Inc. P.O. Box 219731 Kansas City, MO 64121-9731 Toll Free: 888.292.3178	Overnight Mail UMB Bank, N.A. as Escrow Agent for Product 2 c/o DST Systems, Inc. 430 W. 7th Street Kansas City, MO 64105 Toll Free: 888.292.3178	Subscription Agreements may be faxed to: 855.223.2474	Payment may be wired to: UMB Bank, N.A., as Escrow Agent for Product 2 1010 Grand Boulevard, 4th Floor Kansas City, MO 64106 ABA #: 101000695 Account #: XXXXXXXXX FAO: (Include Account Title)

PRODUCT 4 INVESTORS: Once the applicable minimum offering amount has been raised for Product 4, the Subscription Agreement, together with a check for the portion of your purchase that is for Product 4, can be included as a check made payable to Product 4 or wired to:

Regular Mail Investment Processing Department c/o DST Systems, Inc. P.O. Box 219731 Kansas City, MO 64121-9731 Toll Free: 888.292.3178	Overnight Mail Investment Processing Department c/o DST Systems, Inc. 430 W. 7th Street Kansas City, MO 64105 Toll Free: 888.292.3178	Subscription Agreements may be faxed to: 855.223.2474	Payment may be wired to: UMB Bank, N.A. 1010 Grand Boulevard, 4th Floor Kansas City, MO 64106 ABA #: 101000695 Account #: XXXXXXXXX FAO: (Include Account Title)

PRODUCT 4 INVESTORS IN PENNSYLVANIA AND WASHINGTON: Until we have raised the minimum offering amount required in the state of Pennsylvania or for Washington investors, the Subscription Agreement, together with a check made payable to “UMB Bank, N.A., as Escrow Agent for Product 4” for the full purchase price, should be delivered by your Broker-Dealer or Registered Investment Advisor, as applicable, to the UMB Bank address below. Please refer to the “Notice to Residents of Pennsylvania Only” section or the “Notice to Residents of Washington Only” of the Prospectus for additional information regarding the Pennsylvania and Washington escrow requirements.

Regular Mail UMB Bank, N.A. as Escrow Agent for Product 4 c/o DST Systems, Inc. P.O. Box 219731 Kansas City, MO 64121-9731 Toll Free: 888.292.3178	Overnight Mail UMB Bank, N.A. as Escrow Agent for Product 4 c/o DST Systems, Inc. 430 W. 7th Street Kansas City, MO 64105 Toll Free: 888.292.3178	Subscription Agreements may be faxed to: 855.223.2474	Payment may be wired to: UMB Bank, N.A., as Escrow Agent for Product 4 1010 Grand Boulevard, 4th Floor Kansas City, MO 64106 ABA #: 101000695 Account #: XXXXXXXXX FAO: (Include Account Title)

RPT INVESTORS: Once the applicable minimum offering amount has been raised for RPT, the Subscription Agreement, together with a check for the portion of your purchase that is for RPT, can be included as a check made payable to RPT or wired to:

Regular Mail Investment Processing Department c/o DST Systems, Inc. P.O. Box 219731 Kansas City, MO 64121-9731 Toll Free: 888.292.3178	Overnight Mail Investment Processing Department c/o DST Systems, Inc. 430 W. 7th Street Kansas City, MO 64105 Toll Free: 888.292.3178	Subscription Agreements may be faxed to: 855.223.2474	Payment may be wired to: UMB Bank, N.A. 1010 Grand Boulevard, 4th Floor Kansas City, MO 64106 ABA #: 101000695 Account #: 9872012755 FAO: (Include Account Title)

MAILING/PAYMENT INSTRUCTIONS, continued

RPT INVESTORS IN PENNSYLVANIA: Until we have raised the minimum offering amount required in the state of Pennsylvania for investors, the Subscription Agreement, together with a check made payable to “UMB Bank, N.A., as Escrow Agent for RREEF Property Trust” for the full purchase price, should be delivered by your Broker-Dealer or Registered Investment Advisor, as applicable, to the UMB Bank address below. Please refer to the “Notice to Residents of Pennsylvania Only” section of the Prospectus for additional information regarding the Pennsylvania escrow requirements.

Regular Mail UMB Bank, N.A. as Escrow Agent for RREEF Property Trust c/o DST Systems, Inc. P.O. Box 219731 Kansas City, MO 64121-9731 Toll Free: 888.292.3178	Overnight Mail UMB Bank, N.A. as Escrow Agent for RREEF Property Trust c/o DST Systems, Inc. 430 W. 7th Street Kansas City, MO 64105 Toll Free: 888.292.3178	Subscription Agreements may be faxed to: 855.223.2474	Payment may be wired to: UMB Bank, N.A., as Escrow Agent for RREEF Property Trust 1010 Grand Boulevard, 4th Floor Kansas City, MO 64106 ABA #: 101000695 Account #: 9871976025 FAO: (Include Account Title)

10/14	SC0184-C

Product 1 Logo	Product 2 Logo	Product 3 Logo	Product 4 Logo

Subscription Agreement

This subscription agreement is not valid for use in AL, AR, KY, MA, MD, NC, NE, NJ and TN.

1.	Investment

Amount of Subscription:	State of Sale:	Investment Amount
Minimum Initial Investment for Product 4, Product 1, Product 2 & Product 3 Only is $2,000 ($2,500—New York for Product 3 Only)
Minimum Initial Investment for RPT Only is $2,500	RREEF Property Trust
Money Orders, Traveler’s Checks, Starter Checks, Foreign Checks, Counter Checks, Third-Party Checks or Cash cannot be accepted.	(RPT)	................

Payment will be made with:	Product 1 (Product 1)	................
☐ Enclosed Checks	Product 2 (Product 2)	................
☐ Funds Wired	Product 3 (Product 3)	................
☐ Funds to Follow	Product 4 (Product 4)	................

Investor hereby (1) acknowledges and agrees that, in the event that Investor subscribes for shares and/or units of RPT and/or Product 1 and/or Product 2 and/or Product 3 and/or Product 4 (each an “Issuer”) pursuant to this subscription agreement, this subscription agreement and the information set forth herein will be provided to each Issuer whose shares and/or units Investor subscribes for and, as necessary, the advisors, agents and affiliates of each such Issuer, and (2) consents to this subscription agreement and the information set forth herein being so provided to each Issuer whose shares and/or units Investor subscribes for.

2.	Share Class (Product 3 Only)

Please consult with your financial representative and check one of the following options pertaining to the class of shares you intend to purchase. The Prospectus contains additional information regarding the share classes, including the different fees which are payable with respect to each class.

☐ Class A Shares	☐ Class T Shares

3.	Unit Class (Product 2 Only)

Please consult with your financial representative and check one of the following options pertaining to the class of units you intend to purchase. The Prospectus contains additional information regarding the unit classes, including the different fees which are payable with respect to each class.

☐ Class A Units	☐ Class C Units	☐ Class I Units

4.	Share Class (Product 4 Only)

Please consult with your financial representative and check one of the following options pertaining to the class of shares you intend to purchase. The Prospectus contains additional information regarding the share classes, including the different fees which are payable with respect to each class.

☐ Class A Shares	☐ Class C Shares	☐ Class I Shares

5.	Share Class (RPT Only)

Please consult with your financial representative and check one of the following options pertaining to the class of shares you intend to purchase. The Prospectus contains additional information regarding the share classes, including the different fees which are payable with respect to each class.

☐ Class A Shares	☐ Class B Shares

6.	Account Type - check one box only

Account Type		Additional Required Documentation

☐ Individual		If TOD, Transfer on Death form
☐ Joint Tenants (WROS)*	☐ Tenants in Common*	If JTWROS TOD, Transfer on Death form
☐ Community Property*	*All parties must sign
☐ Trust		Trustee Certification form or trust documents
☐ Estate		Documents evidencing individuals authorized to act on behalf of estate
☐ Custodial ☐ UGMA: State of:	☐ UTMA: State of:	None
☐ Corporation ☐ C Corp	☐ S Corp	Articles of Incorporation or Corporate Resolution
☐ LLC		LLC Operating Agreement or LLC Resolution
☐ Partnership		Partnership Certification of Powers or Certificate of Limited Partnership
☐ Non-Profit Organization		Formation document or other document evidencing authorized signers
☐ Profit Sharing Plan	☐ Defined Benefit Plan	Pages of plan document that list plan name, date, trustee name(s) and signatures
☐ KEOGH Plan
☐ Traditional IRA ☐ SEP IRA	☐ ROTH IRA	For Inherited IRA indicate Decedent’s name:
☐ Simple IRA ☐ Inherited IRA
☐ Other (Specify)

For Non-Qualified Custodial Accounts and All Qualified Accounts, please complete Section 13

7.	Investor Information (Product 4, Product 1, Product 2 & Product 3 Only)

Investor #1 Name	SSN/Tax ID	DOB

Investor #2 Name	SSN/Tax ID	DOB

Street Address

City	State	Zip Code

Mailing Address (optional)
City	State	Zip Code
Phone (day)	Phone (evening)
E-mail

☐ US Citizen ☐ US Citizen residing outside the US
☐ Foreign citizen, country: ☐ Check here if you are subject to backup withholding

8.	Investment Title - SSN or TIN Required (Product 4, Product 1, Product 2 & Product 3 Only)

Please print names in which shares of common stock and/or units are to be registered. Include trust name if applicable. If IRA or qualified plan, include both custodian and investor names and Tax ID Numbers. If same as above, write “Same.” (This is the name that will appear on your statement.)

Title Line 1

Title Line 2

SSN/TIN

9.	Individual or Joint Account (RPT Only)

For joint accounts, the Social Security number of the primary account owner will be used for IRS reporting.

Name of primary account owner	Social Security number	Date of birth – MM/DD/YYYY
US residential address (P.O. Box not acceptable)	City	State	ZIP
Mailing address (if different)	City	State	ZIP
Daytime phone number	Extension	E-mail address

☐ US Citizen	☐ Resident alien If resident alien, please provide country of citizenship:

Select one:    ☐   Employed    ☐   Not-employed    ☐   Retired

Occupation	Name of employer

Address of employer	City	State	ZIP

If you checked not-employed or retired, please provide source of income:

Name of second joint owner (if any)	Social Security number	Date of birth – MM/DD/YYYY
US residential address (P.O. Box not acceptable)	City	State	ZIP

☐ US Citizen	☐ Resident alien If resident alien, please provide country of citizenship:

Select one:    ☐  Employed    ☐  Not-employed    ☐  Retired

Occupation	Name of employer

Address of employer	City	State	ZIP

If you checked not-employed or retired, please provide source of income:

Please attach a separate sheet with the above information for each additional owner.

10.	Entity Account (RPT Only)

Legal documentation proving the existence of the entity must be presented when establishing one of these account types. (Articles of Incorporation Trust or Plan document.)

For a trust or business account, is the entity engaged in internet gambling or support companies engaged in internet gambling?

* Select one:    ☐  Yes    ☐  No

If yes, please explain:

Name of legal entity	Social Security number	OR	Tax ID number

Street address of legal entity (P.O. Box not acceptable)	City	State	ZIP

Mailing address (if different)	City	State	ZIP

Daytime phone number	Extension	E-mail address

Date of trust agreement (for trusts only) – MM/DD/YYYY

Name of trustee/authorized signer	Social Security number of trustee/authorized signer	Date of birth – MM/DD/YYYY

US residential address (P.O. Box not acceptable)	City	State	ZIP

Mailing address (if different)	City	State	ZIP

Daytime phone number	Extension	E-mail address

☐ US Citizen	☐ Resident alien If resident alien, please provide country of citizenship:

Name of co-trustee/authorized signer	Social Security number of co-trustee/authorized signer	Date of birth – MM/DD/YYYY

US residential address (P.O. Box not acceptable)	City	State	ZIP

Mailing address (if different)	City	State	ZIP

Daytime phone number	Extension	E-mail address

☐ US Citizen	☐ Resident alien If resident alien, please provide country of citizenship:

FOR A TRUST ACCOUNT

☐  Check here if the grantor/settlor is the same as the trustee

For trust accounts, name of grantor/settlor (if different from trustee)	Social Security number of grantor/settlor	Date of birth – MM/DD/YYYY
US residential address (P.O. Box not acceptable)	City	State	ZIP

☐ US Citizen ☐ Resident alien	If resident alien, please provide country of citizenship:

Please attach a separate sheet with the above information for each additional trustee, grantor/settlor, or authorized signer.

FOR A BUSINESS ACCOUNT (EX: CORPORATION, PARTNERSHIP, ETC.)

Please provide the industry in which the legal entity operates:

For business accounts, please provide a listing of all ultimate beneficial owners or controlling parties which have an interest equal to or greater than 25% (If there are none, write “none” above name or leave blank)

Name	Social Security number	Date of birth – MM/DD/YYYY
Street address of legal entity (P.O. Box not acceptable)	City	State	ZIP

☐ US Citizen ☐ Resident alien	If resident alien, please provide country of citizenship:

Name	Social Security number	Date of birth – MM/DD/YYYY
Street address of legal entity (P.O. Box not acceptable)	City	State	ZIP

☐ US Citizen ☐ Resident alien	If resident alien, please provide country of citizenship:

Please attach a separate sheet with the above information for each additional ultimate beneficial owner.

11.	UGMA Account (RPT Only)

If the minor’s Social Security number has been applied for, but not yet received, please include a copy of the Social Security card application (Form-SS5). Unless you indicate otherwise, the account will follow the UGMA/UTMA rules for the minor’s state.

Name of minor	Social Security number	Date of birth of minor – MM/DD/YYYY
Street address (P.O. Box not acceptable)	City	State	ZIP

☐ US Citizen ☐ Resident alien	If resident alien, please provide country of citizenship:

Name of custodian	Social Security number of custodian	Date of birth of custodian – MM/DD/YYYY
US residential address (P.O. Box not acceptable)	City	State	ZIP
Mailing address (if different)	City	State	ZIP
Daytime phone number Extension	E-mail address

☐ US Citizen ☐ Resident alien	If resident alien, please provide country of citizenship:

Select one:    ☐  Employed    ☐  Not-employed    ☐  Retired

Occupation	Name of employer

Address of employer	City	State	ZIP

If you checked not-employed or retired, please provide source of income:

12.	Retirement/Savings Plan (RPT Only)

CUSTODIAN/TRUSTEE

Name of custodian/trustee	Tax ID number
US business address	City	State	ZIP
Mailing address (if different)	City	State	ZIP
Daytime phone number Extension	E-mail address

PARTICIPANT/EMPLOYEE

Name of participant/employee	Social Security number	Date of birth – MM/DD/YYYY
US residential address (P.O. Box not acceptable)	City	State	ZIP

☐ US Citizen ☐ Resident alien	If resident alien, please provide country of citizenship:

Select one:    ☐  Employed    ☐  Not-employed    ☐  Retired

Occupation	Name of employer

Address of employer	City	State	ZIP

If you checked not-employed or retired, please provide source of income:

13.	Third Party Custodian Information

Make checks payable to the custodian and send ALL paperwork directly to the custodian.

Custodian Name
Custodian Address 1
Custodian Address 2
Custodian City	State Zip Code
Custodian Telephone Number	Trustee Tax Identification Number
Investor’s Account Number with Custodian

Important Note About Proxy Voting: By signing this subscription agreement, Trustee authorizes the investor to vote the number of shares of common stock of RPT and/or Product 1 and/or Product 3 and/or Product 4 and/or units of Product 2 that are beneficially owned by the investor as reflected on the records of RPT and/or Product 1 and/or Product 2 and/or Product 3 and/or Product 4 as of the applicable record date at any meeting of the stockholders of RPT and/or Product 1 and/or Product 3 and/or Product 4 and/or unitholders of Product 2. This authorization shall remain in place until revoked in writing by Trustee. RPT and/or Product 1 and/or Product 2 and/or Product 3 and/or Product 4 is hereby authorized to notify the investor of his or her right to vote consistent with this authorization.

14.	Distribution Information (Choose one or more of the following options)

If you select more than one option you must indicate the percentage of your distribution to be applied to each option and the sum of the allocations must equal 100%. If you do not complete this section, distributions will be paid to the registered owner at the address in Section 7 and/or 9. IRA accounts may not direct distributions without the custodian’s approval.

If you elect to participate in the Distribution Reinvestment Plan, you agree that, if at any time you fail to meet the applicable suitability standards set forth in the then current Prospectus for RPT and/or Product 1 and/or Product 2 and/or Product 3 and/or Product 4, as applicable, you will promptly provide written notification to: RPT and/or Product 1 and/or Product 2 and/or Product 3 and/or Product 4 (as applicable) , c/o DST Systems, Inc, 430 W. 7th Street, Kansas City, MO 64105. This request in no way shifts the responsibility of RPT and/or Product 1 and/or Product 2 and/or Product 3 and/or Product 4’s sponsor, and participating Broker-Dealers and Registered Investment Advisors recommending the purchase of shares and/or units in this offering, to make every reasonable effort to determine that the purchase of shares and/or units in this offering is a suitable and appropriate investment based on information provided by you.

% of Distribution

☐ I prefer to participate in the Distribution Reinvestment Plan, as described in the applicable Prospectus for RPT and/or Product 1 and/or Product 2 and/or Product 3 and/or Product 4

☐ Send distributions via check to investor’s home address (or for Qualified Plans to the address listed in Section 13)

☐ Send distributions via check to the alternate payee listed here (not available for Qualified Plans without custodial approval)

Name
Address
City	State Zip Code
Account Number

14.	Distribution Information (Choose one or more of the following options), continued

☐	Direct Deposit (Attach Voided Check) I authorize RPT and/or Product 1 and/or Product 2 and/or Product 3 and/or Product 4 or its agent to deposit my distributions in the checking or savings account identified below. This authority will remain in force until I notify RPT and/or Product 1 and/or Product 2 and/or Product 3 and/or Product 4 in writing to cancel it. In the event that RPT and/or Product 1 and/or Product 2 and/or Product 3 and/or Product 4 deposits funds erroneously into my account, RPT and/or Product 1 and/or Product 2 and/or Product 3 and/or Product 4 is authorized to debit my account for an amount not to exceed the amount of the erroneous deposit.

Financial Institution Name	% of Distribution	☐ Checking
ABA/ Routing Number	Account Number	☐ Savings

15.	Broker - Dealer, Registered Investment Advisor and Financial Representative Information

Broker-Dealer Name
Representative Name		Rep Number
Representative’s Firm Name		Branch ID
Representative’s Address
Representative’s City	State	Zip Code
Representative’s Phone	Representative’s Fax Number
Representative’s E-mail Address

This Subscription was made as follows: ☐ Through a participating Broker-Dealer ☐ Through a participating RIA* unaffiliated with a participating Broker-Dealer	☐ Shares and/or units are being purchased net of up front commissions (Class A and Class C units only for Product 2 and/or Class A shares only for RPT and/or Product 3 and/ or Product 4)

*	RIAs must first execute a firm level RIA Placement Agreement with SC Distributors (the Dealer Manager for RPT and/or Product 1 and/or Product 2 and/or Product 3 and/or Product 4) before conducting business. To obtain an RIA Placement Agreement or for additional questions please contact SC Distributors at: 877-907-1148.

Based on the information I obtained from the subscriber regarding the subscriber’s financial situation and investment objectives, I hereby certify to Product 3 and/or Product 1 and/or Product 2 and/or RPT and/or Product 4 that I have reasonable grounds for believing that the purchase of the shares by the Subscriber is a suitable and appropriate investment for this Subscriber.

Financial Representative Signature	Date
(If required by Broker-Dealer) Branch Manager Signature	Date

16.	Limited Liability Company Agreement (Product 2 & Product 4 Only)

By executing the Subscription Agreement, the undersigned hereby agrees to be bound by the terms of the limited liability operating agreement and any amendments or supplements thereto or cancellations thereof and authorizes Product 2 and/or Product 4 to make all filings of any and all certificates, instruments, agreements or other documents, whether related to the limited liability agreement or otherwise, as may be required or advisable under the laws of the State of Delaware.

17.	Electronic Delivery (Optional)

Instead of receiving paper copies of the Prospectus for Product 3 and/or Product 1 and/or RPT, and Prospectus supplements, annual reports, proxy statements, and other stockbroker communications and reports, you may elect to receive electronic delivery of stockholder communications from Product 3 and/or Product 1 and/or RPT. If you would like to consent to electronic delivery, including pursuant to CD-ROM or electronic mail, please sign and return this election with your Subscription Agreement.

By signing below, I acknowledge and agree that I will not receive paper copies of any stockholder communications unless (i) I notify Product 3 and/or Product 1 and/or RPT that I am revoking this election with respect to all stockholder communications or (ii) I specifically request that Product 3 and/or Product 1 and/or RPT send a paper copy of a particular stockholder communications to me. Product 3 and/or Product 1 and/or RPT has advised me that I have the right to revoke this election at any time and receive all stockholder communications as paper copies through the mail. I also understand that I have the right to request a paper copy of any stockholder communication.

By electing electronic delivery, I understand that I may incur certain costs associated with spending time online and downloading and printing stockholder communications and I may be required to download software to read documents delivered in electronic format. Electronic delivery also involves risks related to system or network outages that could impair my timely receipt of or access to stockholder communications.

For Product 2 only, instead of receiving paper copies of the Prospectus, Prospectus supplements, annual reports, proxy statements, and other unitholder communications and reports, you may elect to receive electronic delivery of unitholder communications from Product 2. If you would like to consent to electronic delivery please visit our website at www.Product2.com.

Signature of Investor:	Date:
Signature of Joint Investor:	Date:
E-mail: (If blank - email from Section 7 and/or 9 will be used)

18.	Subscriber Signatures for Product 3

Please separately initial each of the representations below. Except in the case of fiduciary, you may not grant any person or power of attorney to make such representations on your behalf. I hereby acknowledge and/or represent the following:

Owner	Co-Owner	1. I (we) have received the final Prospectus of Product 3 at least five business days before signing the Subscription Agreement.

Owner	Co-Owner

2.      I (we) have (i) a minimum net worth (exclusive of home, home furnishings and personal automobiles) of at least $250,000 or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000, and, if applicable, I meet the higher net worth and gross income requirements imposed by my (our) state of primary residence as set forth in the Prospectus under “Suitability Standards.” I (we) will not purchase additional shares unless I (we) meet the applicable suitability requirements set forth in the Prospectus at the time of purchase.

Owner	Co-Owner	3. I (we) acknowledge that there is no public market for the shares and, thus, my investment in shares is not liquid.

Owner	Co-Owner	4. I (we) am/are purchasing the shares for the account referenced above.

Owner	Co-Owner

5.      I (we) acknowledge that I (we) will not be admitted as a stockholder until my (our) investment has been accepted. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA Patriot Act and payment of the full purchase price of the shares.

Owner	Co-Owner

6.      Iowa: In addition to the general suitability standards listed above, an Iowa investor must have either (a) a minimum net worth of $300,000 (exclusive of home, auto and furnishings) or (b) a minimum annual income of $70,000 and a net worth of $100,000 (exclusive of home, auto and furnishings). In addition, Iowa recommends that an investor’s total investment in this offering or any of its affiliates and any other non exchange traded REIT, not exceed 10% of the Iowa resident’s liquid net worth. “Liquid net worth” for purposes of this investment shall consist of cash, cash equivalents and readily marketable securities.

Owner	Co-Owner

7.      Kansas: It is recommended by the Office of the Securities Commissioner of Kansas that investors limit their aggregate investment in our securities and the securities of other non-traded real estate investment trusts to not more than 10% of their liquid net worth. For these purposes, liquid net worth shall be defined as that portion of total net worth (total assets minus liabilities) that is comprised of cash, cash equivalents, and readily marketable securities, as determined in conformity with Generally Acceptable Accounting Principles.

18.	Subscriber Signatures for Product 3, continued

Owner	Co-Owner

8.      Maine: In addition to the suitability standards noted above, the Maine Office of Securities recommends that an investor’s aggregate investment in this offering and similar direct participation investments not exceed 10% of the investor’s liquid net worth. For this purpose, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents, and readily marketable securities.

Owner	Co-Owner

9.      Missouri: In addition to the general suitability requirements listed above, no more than ten percent (10%) of any investor’s liquid net worth shall be invested in the securities registered by the Issuer for this offering with the Securities Division.

Owner	Co-Owner

10.    New Mexico: In addition to the general suitability standards listed above, a New Mexico investor may not invest more than 10% of their liquid net worth in us, our affiliates and other non-traded real estate investment programs.

Owner	Co-Owner	11. North Dakota: North Dakota investors must represent that, in addition to the stated net income and net worth standards, they have a net worth of at least ten times their investment in us.

Owner	Co-Owner

12.    Ohio: It shall be unsuitable for an Ohio investor’s aggregate investment in shares of the issuer, affiliates of the issuer, and in other non-traded real estate investment trusts to exceed ten percent (10%) of his or her liquid net worth. “Liquid net worth” shall be defined as that portion of net worth (total assets exclusive of primary residence, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.

Owner	Co-Owner	13. Oregon: In addition to the minimum suitability standards described above, an Oregon resident may not exceed ten percent (10%) of the Oregon resident’s liquid net worth in us and our affiliates.

I ACKNOWLEDGE RECEIPT OF THE PROSPECTUS, WHETHER OVER THE INTERNET, ON A CD-ROM, A PAPER COPY OR ANY OTHER DELIVERY METHOD. IF A SUBSCRIBER’S SUBSCRIPTION IS ACCEPTED, PRODUCT 3 REIT II WILL SEND THE SUBSCRIBER CONFIRMATION OF HIS OR HER PURCHASE AFTER HE OR SHE HAS BEEN ADMITTED AS A STOCKHOLDER.

Substitute W-9: I HEREBY CERTIFY under penalty of perjury (i) that the taxpayer identification number shown on the Subscription is true, correct and complete, (ii) that I am not subject to backup withholding either (a) I am exempt from backup withholding, (b) because I have not been notified that I am subject to backup withholding as a result of a failure to report all interest or distributions, or (c) the Internal Revenue Service has notified me that I am no longer subject to backup withholdings and (iii) I am a U.S. citizen or a U.S. person.

Signature of Investor:	Date:
Signature of Joint Investor or for Qualified Plans, of Trustee/Custodian:	Date:

19.	Subscriber Signatures for Product 1

Please separately initial each of the representations below. Except in the case of fiduciary, you may not grant any person or power of attorney to make such representations on your behalf. I hereby acknowledge and/or represent the following:

Owner	Co-Owner	1. I have received the final Prospectus of Product 1 at least five business days before signing the Subscription Agreement.

Owner	Co-Owner

2.      I have (i) a minimum net worth (exclusive of home, home furnishings and personal automobiles) of at least $250,000 or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000, and, if applicable, I meet the higher net worth and gross income requirements imposed by my state of primary residence as set forth in the Prospectus under “Suitability Standards.” I will not purchase additional shares unless I meet the applicable suitability requirements set forth in the Prospectus at the time of purchase.

Owner	Co-Owner	3. I acknowledge that there is no public market for the shares and, thus, my investment in shares is not liquid.

Owner	Co-Owner	4. I am purchasing the shares for the account referenced above.

Owner	Co-Owner

5.      I acknowledge that I will not be admitted as a stockholder until my investment has been accepted. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA Patriot Act and payment of the full purchase price of the shares.

Owner	Co-Owner	6. California: In addition to the suitability standards noted above, a California investor’s total investment in us shall not exceed 10% of his or her net worth.

Owner	Co-Owner

7.      Iowa: In addition to the suitability standards noted above, an Iowa investor’s total investment in us shall not exceed 10% of his or her liquid net worth. Liquid net worth is that portion of an investor’s net worth that consists of cash, cash equivalents and readily marketable securities.

Owner	Co-Owner

8.      Kansas: In addition to the suitability standards noted above, it is recommended by the Office of the Kansas Securities Commissioner that Kansas investors not invest, in the aggregate, more than 10% of their liquid net worth in this and other non-traded business development companies. Liquid net worth is defined as that portion of net worth which consists of cash, cash equivalents and readily marketable securities.

Owner	Co-Owner

9.      Maine: In addition to the suitability standards noted above, the Maine Office of Securities recommends that an investor’s aggregate investment in this offering and similar direct participation investments not exceed 10% of the investor’s liquid net worth. For this purpose, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents, and readily marketable securities.

19.	Subscriber Signatures for Product 1, continued

Owner	Co-Owner

10.    New Mexico: In addition to the suitability standards noted above, a New Mexico resident’s investment should not exceed 10% of his or her liquid net worth in this and other non-traded business development companies. Liquid net worth is defined as that portion of net worth which consists of cash, cash equivalents and readily marketable securities.

Owner	Co-Owner

11.    North Dakota: In addition to the suitability standards noted above, North Dakota requires that shares may only be sold to residents of North Dakota that represent they have a net worth of at least ten times their investment in the issuer and its affiliates and that they meet one of the established suitability standards.

Owner	Co-Owner

12.    Oklahoma: In addition to the suitability standards noted above, an Oklahoma investor must limit his or her investment in Product 1 to 10% of his or her net worth (excluding home, furnishings, and automobiles.)

Owner	Co-Owner

13.    Ohio: In addition to the suitability standards noted above, it shall be unsuitable for an Ohio investor’s aggregate investment in shares of the issuer, affiliates of the issuer, and in other non-traded business development programs to exceed ten percent (10%) of his or her liquid net worth. “Liquid net worth” shall be defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.

Owner	Co-Owner

14.    Oregon: In addition to the suitability standards noted above, an Oregon investor must limit his or her investment in Product 1 to 10% of his or her net worth (excluding home, furnishings, and automobiles).

Owner	Co-Owner

15.    Texas: In addition to the suitability standards noted above, Texas residents purchasing shares (i) must have either (a) an annual gross income of at least $100,000 and a net worth of at least $100,000, or (b) a net worth of at least $250,000; and (ii) may not invest more than 10% of their net worth in us. For Texas residents, “net worth” does not include the value of one’s home, home furnishings or automobiles.

I ACKNOWLEDGE RECEIPT OF THE PROSPECTUS, WHETHER OVER THE INTERNET, ON A CD-ROM, A PAPER COPY OR ANY OTHER DELIVERY METHOD. IF A SUBSCRIBER’S SUBSCRIPTION IS ACCEPTED, PRODUCT 1 WILL SEND THE SUBSCRIBER CONFIRMATION OF HIS OR HER PURCHASE AFTER HE OR SHE HAS BEEN ADMITTED AS A STOCKHOLDER.

By signing below, you also acknowledge that:

•	You do not expect to be able to sell your shares regardless of how we perform.

•	If you are able to sell your shares, you will likely receive less than your purchase price.

•	We do not intend to list our shares on any securities exchange during or for what may be a significant time after the offering period, and we do not expect a secondary market in the shares to develop.

19.	Subscriber Signatures for Product 1, continued

•	Beginning the second quarter of 2013, we intend to implement a share repurchase program, but only a limited number of shares are eligible for repurchase by us. In addition, any such repurchases will be at a price equal to our most recently disclosed net asset value per share immediately prior to the date of repurchase.

•	You may not have access to the money you invest for an indefinite period of time.

•	An investment in our shares is not suitable for you if you need access to the money you invest.

•	Because you will be unable to sell your shares, you will be unable to reduce your exposure in any market downturn.

•	Distributions may be funded from offering proceeds or borrowings, which may constitute a return of capital and reduce the amount of capital available to us for investment. Any capital returned to stockholders through distributions will be distributed after payment of fees and expenses.

•	Previous distributions to stockholders were funded from temporary fee reductions that are subject to repayment to our Adviser. These distributions were not based on our investment performance and may not continue in the future. If our Adviser had not agreed to make expense support payments, these distributions would have come from your paid in capital. The reimbursement of these payments owed to our Adviser will reduce the future distributions to which you would otherwise be entitled.

Substitute W-9: I HEREBY CERTIFY under penalty of perjury (i) that the taxpayer identification number shown on the Subscription is true, correct and complete, (ii) that I am not subject to backup withholding either (a) I am exempt from backup withholding, (b) because I have not been notified that I am subject to backup withholding as a result of a failure to report all interest or distributions, or (c) the Internal Revenue Service has notified me that I am no longer subject to backup withholdings and (iii) I am a U.S. citizen or a U.S. person.

Signature of Investor:	Date:
Signature of Joint Investor or for Qualified Plans, of Trustee/Custodian:	Date:

20.	Subscriber Signatures for Product 2

Please separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person or power of attorney to make such representations on your behalf. I hereby acknowledge and/or represent the following:

Owner	Co-Owner

1.      A copy of the prospectus of Product 2 has been delivered or made available to me. In addition, I acknowledge that from time to time following the escrow period, the purchase price per unit may change and I can access this information through Product 2’s website.

Owner	Co-Owner

2.      I have (i) a minimum net worth (exclusive of home, home furnishings and personal automobiles) of at least $250,000 or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000, and, if applicable, I meet the higher net worth and gross income requirements imposed by my state of primary residence as set forth in the Prospectus under “Suitability Standards.”

Owner	Co-Owner	3. I acknowledge that there is no public market for the units and, thus, my investment in units is not liquid.

20.	Subscriber Signatures for Product 2, continued

Owner	Co-Owner	4. I am purchasing the units for the account referenced above.

Owner	Co-Owner

5.      I acknowledge that I will not be admitted as a unitholder until my investment has been accepted. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA Patriot Act and payment of the full purchase price of the units.

Owner	Co-Owner

6.      California: In addition to the minimum suitability standards described above, a California investor must have either: (i) a minimum net worth of $350,000 (exclusive of home, auto and furnishings); or (ii) a minimum annual gross income of $85,000 and a net worth of $150,000 (exclusive of home, auto and furnishings). In addition, a California investor’s maximum investment in the issuer may not exceed 10% of such investor’s net worth.

Owner	Co-Owner

7.      Iowa: In addition to the minimum suitability standards described above, the state of Iowa requires that each Iowa investor limit his or her investment in the issuer to a maximum of 10% of his or her liquid net worth, which is defined as cash and/or cash equivalents.

Owner	Co-Owner

8.      Kansas: In addition to the minimum suitability standards described above, it is recommended by the Office of the Kansas Securities Commissioner that Kansas investors not invest, in the aggregate, more than 10% of their liquid net worth in the issuer and other non-traded business development companies. Liquid net worth is defined as that portion of total net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities, as determined in conformity with GAAP.

Owner	Co-Owner

9.      Maine: In addition to the minimum suitability requirements, it is recommended that Maine investors limit their investment in the issuer and in the securities of similar programs to not more than 10% of their liquid net worth. For this purpose, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

Owner	Co-Owner	10. New Mexico: In addition to the minimum suitability standards described above, a New Mexico investor’s maximum investment in the issuer may not exceed 10% of such investor’s liquid net worth.

Owner	Co-Owner

11.    North Dakota: In addition to the minimum suitability standards described above, North Dakota investors must represent that, in addition to the standards listed above, they have a net worth of at least ten times their investment in the issuer.

Owner	Co-Owner

12.    Ohio: In addition to the minimum suitability standards described above, an Ohio investor must have a liquid net worth of at least ten times such Ohio resident’s investment in the issuer, the issuer’s affiliates and in other non-traded business development companies. Liquid net worth is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.

20.	Subscriber Signatures for Product 2, continued

Owner	Co-Owner	13. Oklahoma: In addition to the minimum suitability standards described above, an Oklahoma resident’s investment in the issuer must not exceed ten percent (10%) of their liquid net worth.

Owner	Co-Owner	14. Oregon: In addition to the minimum suitability standards described above, Oregon investors must have a net worth of at least ten times their investment in the issuer.

Owner	Co-Owner

15.    Texas: Texas residents purchasing units (i) must have either (a) an annual gross income of at least $100,000 and a net worth of at least $100,000, or (b) a net worth of at least $250,000; and (ii) may not invest more than 10% of their net worth in the issuer, the issuer’s affiliates and in other non-traded business development companies. For Texas residents, “net worth” does not include the value of one’s home, home furnishings or automobiles.

I ACKNOWLEDGE RECEIPT OF THE PROSPECTUS, WHETHER OVER THE INTERNET, ON A CD-ROM, A PAPER COPY OR ANY OTHER DELIVERY METHOD. IF MY SUBSCRIPTION IS ACCEPTED, PRODUCT 2 WILL SEND ME CONFIRMATION OF MY PURCHASE AFTER I HAVE BEEN ADMITTED AS A UNITHOLDER. NO SALE OF UNITS OF PRODUCT 2 MAY BE COMPLETED UNTIL AT LEAST FIVE BUSINESS DAYS AFTER I RECEIVE THE FINAL PROSPECTUS.

The undersigned hereby applies to purchase units in PRODUCT 2 in accordance with the terms and conditions of the limited liability company operating agreement attached as Exhibit A to the Prospectus.

Substitute W-9: I HEREBY CERTIFY under penalty of perjury (i) that the taxpayer identification number shown on the Subscription is true, correct and complete, (ii) that I am not subject to backup withholding either (a) I am exempt from backup withholding, (b) because I have not been notified that I am subject to backup withholding as a result of a failure to report all interest or distributions, or (c) the Internal Revenue Service has notified me that I am no longer subject to backup withholdings, and (iii) I am a U.S. citizen or a U.S. person.

Signature of Investor:	Date:
Signature of Joint Investor or for Qualified Plans, of Trustee/Custodian:	Date:

21.	Subscriber Signatures for Product 4

Please separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person or power of attorney to make such representations on your behalf. I hereby acknowledge and/or represent the following:

Owner	Co-Owner

1.      A copy of the prospectus of Product 4 has been delivered or made available to me. In addition, I acknowledge that from time to time following the escrow period, the purchase price per share may change and I can access this information through Product 4’s website.

Owner	Co-Owner

2.      I have (i) a minimum net worth (exclusive of home, home furnishings and personal automobiles) of at least $250,000 or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000, and, if applicable, I meet the higher net worth and gross income requirements imposed by my state of primary residence as set forth in the Prospectus under “Suitability Standards.”

Owner	Co-Owner	3. I acknowledge that there is no public market for the shares and, thus, my investment in shares is not liquid.

Owner	Co-Owner	4. I am purchasing the shares for the account referenced above.

Owner	Co-Owner

5.      I acknowledge that I will not be admitted as a shareholder until my investment has been accepted. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA Patriot Act and payment of the full purchase price of the shares.

Owner	Co-Owner	6. California: In addition to the minimum suitability standards listed above, a California investor’s maximum investment in the Issuer may not exceed 10% of such investor’s net worth.

Owner	Co-Owner

7.      Iowa: In addition to the minimum suitability standards described above, the state of Iowa requires that each Iowa investor limit his or her investment in the Issuer to a maximum of 10% of his or her liquid net worth, which is defined as cash or cash equivalents. An Iowa investor must have either (i) a net worth (not including home, furnishings and personal automobiles) of $100,000 and an annual gross income of at least $100,000 or (ii) a net worth of at least $350,000 (not including home, furnishings and personal automobiles).

Owner	Co-Owner

8.      Kansas: In addition to the minimum suitability standards described above, it is recommended by the Office of the Securities Commissioner that Kansas investors limit their aggregate investment in our securities and other non-traded business development companies to no more than 10% of their liquid net worth. For these purposes, liquid net worth shall be defined as that portion of total net worth (total assets minus liabilities) that is comprised of cash, cash equivalents and readily marketable securities, as determined in conformity with generally accepted accounting principles.

21.	Subscriber Signatures for Product 4, continued

Owner	Co-Owner

9.      Maine: In addition to the minimum suitability standards described above, it is recommended that Maine investors limit their investment in us and in the securities of similar programs to not more than 10% of their liquid net worth. For this purpose, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

Owner	Co-Owner

10.    New Mexico: In addition to the minimum suitability standards described above, an investment by a New Mexico resident may not exceed ten percent (10%) of the New Mexico resident’s liquid net worth in us, our affiliates and other similar non-traded direct participation programs.

Owner	Co-Owner	11. North Dakota: In addition to the minimum suitability standards described above, North Dakota investors must represent that they have a net worth of at least ten times their investment in us.

Owner	Co-Owner

12.    Oklahoma: In addition to the minimum suitability standards described above, an investment by Oklahoma investors should not exceed 10% of their net worth (not including home, home furnishings and automobiles).

Owner	Co-Owner	13. Oregon: In addition to the minimum suitability standards described above, an investment by an Oregon resident may not exceed 10 percent (10%) of the Oregon resident’s liquid net worth.

I ACKNOWLEDGE RECEIPT OF THE PROSPECTUS, WHETHER OVER THE INTERNET, ON A CD-ROM, A PAPER COPY OR ANY OTHER DELIVERY METHOD. IF MY SUBSCRIPTION IS ACCEPTED, PRODUCT 4 WILL SEND ME CONFIRMATION OF MY PURCHASE AFTER I HAVE BEEN ADMITTED AS A SHAREHOLDER. NO SALE OF SHARES OF PRODUCT 4 MAY BE COMPLETED UNTIL AT LEAST FIVE BUSINESS DAYS AFTER YOU RECEIVE THE PROSPECTUS.

The undersigned hereby applies to purchase shares in Product 4 in accordance with the terms and conditions of the limited liability company operating agreement attached as Exhibit A to the Prospectus.

Substitute W-9: I HEREBY CERTIFY under penalty of perjury (i) that the taxpayer identification number shown on the Subscription is true, correct and complete, (ii) that I am not subject to backup withholding either (a) I am exempt from backup withholding, (b) because I have not been notified that I am subject to backup withholding as a result of a failure to report all interest or distributions, or (c) the Internal Revenue Service has notified me that I am no longer subject to backup withholdings, and (iii) I am a U.S. citizen or a U.S. person.

Signature of Investor:	Date:
Signature of Joint Investor or for Qualified Plans, of Trustee/Custodian:	Date:

22.	Subscriber Signatures for RPT

Please separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person or power of attorney to make such representations on your behalf. I hereby acknowledge and/or represent the following:

Owner	Co-Owner

1.      I have received the final Prospectus of RPT at least five business days before signing the Subscription Agreement. In addition, I acknowledge that after the end of each business day following the escrow period, I can access the NAV per share for each class of shares through RPT’s website and toll-free automated telephone line.

Owner	Co-Owner

2.      I have (i) a minimum net worth (exclusive of home, home furnishings and personal automobiles) of at least $250,000 or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000, and, if applicable, I meet the higher net worth and gross income requirements imposed by my state of primary residence as set forth in the Prospectus under “Suitability Standards.” In addition, not more than 10% of my net worth will be invested in shares of RPT, with net worth being defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

Owner	Co-Owner	3. I acknowledge that there is no public market for the shares and, thus, my investment in shares is not liquid.

Owner	Co-Owner	4. I am purchasing the shares for the account referenced above.

Owner	Co-Owner

5.      I acknowledge that I will not be admitted as a stockholder until my investment has been accepted. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA Patriot Act and payment of the full purchase price of the shares.

Owner	Co-Owner

6.      Iowa: In addition to the suitability standards noted above, it is recommended by the Iowa Securities Bureau that Iowa investors limit their aggregate investment in us and other non-traded real estate investment trusts to not more than 10% of their liquid net worth, with liquid net worth being defined as that portion of total net worth that consists of cash, cash equivalents and readily marketable securities.

Owner	Co-Owner

7.      Kansas: In addition to the suitability standards noted above, it is recommended by the Office of the Kansas Securities Commissioner that purchasers residing in Kansas limit their aggregate investment in the securities of RPT and other non-traded real estate investment trusts to not more than 10% of their liquid net worth, with liquid net worth being defined as that portion of total net worth that consists of cash, cash equivalents and readily marketable securities.

22.	Subscriber Signatures for RPT, continued

Owner	Co-Owner

8.      New Mexico: In addition to the suitability standards noted above, purchasers residing in New Mexico may not invest more than 10% of their liquid net worth in RPT’s shares, shares of RPT’s affiliates and other non-traded real estate programs, with liquid net worth being defined as that portion of net worth that is comprised of cash, cash equivalents and readily marketable securities.

Owner	Co-Owner

9.      Ohio: In addition to the suitability standards noted above, purchasers residing in Ohio may not invest more than 10% of their liquid net worth in RPT’s shares, shares of RPT’s affiliates and other non-traded real estate investment programs, with liquid net worth being defined as that portion of net worth that is comprised of cash, cash equivalents and readily marketable securities (less liabilities).

I ACKNOWLEDGE RECEIPT OF THE PROSPECTUS, WHETHER OVER THE INTERNET, ON A CD-ROM, A PAPER COPY OR ANY OTHER DELIVERY METHOD. IF MY SUBSCRIPTION IS ACCEPTED, RPT WILL SEND ME CONFIRMATION OF MY PURCHASE AFTER I HAVE BEEN ADMITTED AS A STOCKHOLDER.

Substitute IRS Form W-9 (required for U.S. investors only): I HEREBY CERTIFY under penalty of perjury (i) that the taxpayer identification number shown on this Subscription Agreement is my correct tax payer identification number, (ii) unless the box below is checked, I am not subject to backup withholding because a) I am exempt from backup withholding; or b) the Internal Revenue Service (IRS) has not notified me that I am subject to backup withholding as a result of failure to report all interest or dividends; or c) the IRS has notified me that I am no longer subject to backup withholding; and (iii) I am a U.S. citizen or other U.S. person.

☐	Please check this box only if you are subject to backup withholding. Please include a copy of the notification letter you received from the IRS.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications to avoid backup withholding.

Signature of Investor	Date
Signature of Joint Investor or for Qualified Plans, of Trustee/Custodian	Date

MAILING/PAYMENT INSTRUCTIONS

PLEASE NOTE: Only original, completed copies of the Subscription Agreement can be accepted. We cannot accept photocopied or otherwise duplicated Subscription Agreements. Faxes of original documents will also be accepted but the original documents must be retained and made available upon request by the fund sponsor.

PRODUCT 3 INVESTORS: The Subscription Agreement, together with a check made payable to “Product 3” for the full purchase price, should be delivered or mailed by your Broker-Dealer or Registered Investment Advisor, as applicable, to:

Regular Mail Investment Processing Department c/o DST Systems, Inc. P.O. Box 219731 Kansas City, MO 64121-9731 Toll Free: 888.292.3178	Overnight Mail Investment Processing Department c/o DST Systems, Inc. 430 W. 7th Street Kansas City, MO 64105 Toll Free: 888.292.3178	Subscription Agreements may be faxed to: 855.223.2474	Payment may be wired to: UMB Bank, N.A. 1010 Grand Boulevard, 4th Floor Kansas City, MO 64106 ABA #: 101000695 Account #: XXXXXXXXX FAO: (Include Account Title)

PRODUCT 3 INVESTORS IN PENNSYLVANIA: For Pennsylvania investors; until we have raised the minimum offering amount required in the state of Pennsylvania; the Subscription Agreement, together with a check made payable to “UMB Bank, N.A., as Escrow Agent for Product 3” for the full purchase price, should be delivered by your Broker-Dealer or Registered Investment Advisor, as applicable, to the UMB Bank address below. Please refer to the “Notice to Residents of Pennsylvania Only” section of the Prospectus for additional information regarding the Pennsylvania escrow requirements.

Regular Mail UMB Bank, N.A. as Escrow Agent for Product 3 c/o DST Systems, Inc. P.O. Box 219731 Kansas City, MO 64121-9731 Toll Free: 888.292.3178	Overnight Mail UMB Bank, N.A. as Escrow Agent for Product 3 c/o DST Systems, Inc. 430 W. 7th Street Kansas City, MO 64105 Toll Free: 888.292.3178	Subscription Agreements may be faxed to: 855.223.2474	Payment may be wired to: UMB Bank, N.A. as Escrow Agent for “Product 3” 1010 Grand Boulevard, 4th Floor Kansas City, MO 64106 ABA #: 101000695 Account #: XXXXXXXXX FAO: (Include Account Title)

PRODUCT 1 INVESTORS: The Subscription Agreement, together with a check made payable to “Product 1” for the full purchase price, should be delivered or mailed by your Broker-Dealer or Registered Investment Advisor, as applicable, to:

Regular Mail Investment Processing Department c/o DST Systems, Inc. P.O. Box 219731 Kansas City, MO 64121-9731 Toll Free: 888.292.3178	Overnight Mail Investment Processing Department c/o DST Systems, Inc. 430 W. 7th Street Kansas City, MO 64105 Toll Free: 888.292.3178	Subscription Agreements may be faxed to: 855.223.2474	Payment may be wired to: UMB Bank, N.A. 1010 Grand Boulevard, 4th Floor Kansas City, MO 64106 ABA #: 101000695 Account #: XXXXXXXXX FAO: (Include Account Title)

PRODUCT 2 INVESTORS: The Subscription Agreement, together with a check made payable to “Product 2” for the full purchase price, should be delivered or mailed by your Broker-Dealer or Registered Investment Advisor, as applicable, to:

Regular Mail Investment Processing Department c/o DST Systems, Inc. P.O. Box 219731 Kansas City, MO 64121-9731 Toll Free: 888.292.3178	Overnight Mail Investment Processing Department c/o DST Systems, Inc. 430 W. 7th Street Kansas City, MO 64105 Toll Free: 888.292.3178	Subscription Agreements may be faxed to: 855.223.2474	Payment may be wired to: UMB Bank, N.A. 1010 Grand Boulevard, 4th Floor Kansas City, MO 64106 ABA #: 101000695 Account #: XXXXXXXXX FAO: (Include Account Title)

MAILING/PAYMENT INSTRUCTIONS, continued

PRODUCT 2 IN PENNSYLVANIA: Until we have raised the minimum offering amount required in the state of Pennsylvania, the Subscription Agreement, together with a check made payable to “UMB Bank, N.A., as Escrow Agent for Product 2” for the full purchase price, should be delivered by your Broker-Dealer or Registered Investment Advisor, as applicable, to the UMB Bank address below. Please refer to the “Notice to Residents of Pennsylvania Only” section of the Prospectus for additional information regarding the Pennsylvania escrow requirements.

Regular Mail UMB Bank, N.A. as Escrow Agent for Product 2 c/o DST Systems, Inc. P.O. Box 219731 Kansas City, MO 64121-9731 Toll Free: 888.292.3178	Overnight Mail UMB Bank, N.A. as Escrow Agent for Product 2 c/o DST Systems, Inc. 430 W. 7th Street Kansas City, MO 64105 Toll Free: 888.292.3178	Subscription Agreements may be faxed to: 855.223.2474	Payment may be wired to: UMB Bank, N.A., as Escrow Agent for Product 2 1010 Grand Boulevard, 4th Floor Kansas City, MO 64106 ABA #: 101000695 Account #: XXXXXXXXX FAO: (Include Account Title)

PRODUCT 4 INVESTORS: Once the applicable minimum offering amount has been raised for Product 4, the Subscription Agreement, together with a check for the portion of your purchase that is for Product 4, can be included as a check made payable to Product 4 or wired to:

Regular Mail Investment Processing Department c/o DST Systems, Inc. P.O. Box 219731 Kansas City, MO 64121-9731 Toll Free: 888.292.3178	Overnight Mail Investment Processing Department c/o DST Systems, Inc. 430 W. 7th Street Kansas City, MO 64105 Toll Free: 888.292.3178	Subscription Agreements may be faxed to: 855.223.2474	Payment may be wired to: UMB Bank, N.A. 1010 Grand Boulevard, 4th Floor Kansas City, MO 64106 ABA #: 101000695 Account #: XXXXXXXXX FAO: (Include Account Title)

PRODUCT 4 INVESTORS IN PENNSYLVANIA AND WASHINGTON: Until we have raised the minimum offering amount required in the state of Pennsylvania or for Washington investors, the Subscription Agreement, together with a check made payable to “UMB Bank, N.A., as Escrow Agent for Product 4” for the full purchase price, should be delivered by your Broker-Dealer or Registered Investment Advisor, as applicable, to the UMB Bank address below. Please refer to the “Notice to Residents of Pennsylvania Only” section or the “Notice to Residents of Washington Only” of the Prospectus for additional information regarding the Pennsylvania and Washington escrow requirements.

Regular Mail UMB Bank, N.A. as Escrow Agent for Product 4 c/o DST Systems, Inc. P.O. Box 219731 Kansas City, MO 64121-9731 Toll Free: 888.292.3178	Overnight Mail UMB Bank, N.A. as Escrow Agent for Product 4 c/o DST Systems, Inc. 430 W. 7th Street Kansas City, MO 64105 Toll Free: 888.292.3178	Subscription Agreements may be faxed to: 855.223.2474	Payment may be wired to: UMB Bank, N.A., as Escrow Agent for Product 4 1010 Grand Boulevard, 4th Floor Kansas City, MO 64106 ABA #: 101000695 Account #: XXXXXXXXX FAO: (Include Account Title)

RPT INVESTORS: Once the applicable minimum offering amount has been raised for RPT, the Subscription Agreement, together with a check for the portion of your purchase that is for RPT, can be included as a check made payable to RPT or wired to:

Regular Mail Investment Processing Department c/o DST Systems, Inc. P.O. Box 219731 Kansas City, MO 64121-9731 Toll Free: 888.292.3178	Overnight Mail Investment Processing Department c/o DST Systems, Inc. 430 W. 7th Street Kansas City, MO 64105 Toll Free: 888.292.3178	Subscription Agreements may be faxed to: 855.223.2474	Payment may be wired to: UMB Bank, N.A. 1010 Grand Boulevard, 4th Floor Kansas City, MO 64106 ABA #: 101000695 Account #: 9872012755 FAO: (Include Account Title)

MAILING/PAYMENT INSTRUCTIONS, continued

RPT INVESTORS IN PENNSYLVANIA: Until we have raised the minimum offering amount required in the state of Pennsylvania for investors, the Subscription Agreement, together with a check made payable to “UMB Bank, N.A., as Escrow Agent for RREEF Property Trust” for the full purchase price, should be delivered by your Broker-Dealer or Registered Investment Advisor, as applicable, to the UMB Bank address below. Please refer to the “Notice to Residents of Pennsylvania Only” section of the Prospectus for additional information regarding the Pennsylvania escrow requirements.

Regular Mail UMB Bank, N.A. as Escrow Agent for RREEF Property Trust c/o DST Systems, Inc. P.O. Box 219731 Kansas City, MO 64121-9731 Toll Free: 888.292.3178	Overnight Mail UMB Bank, N.A. as Escrow Agent for RREEF Property Trust c/o DST Systems, Inc. 430 W. 7th Street Kansas City, MO 64105 Toll Free: 888.292.3178	Subscription Agreements may be faxed to: 855.223.2474

Payment may be wired to:

UMB Bank, N.A., as Escrow

Agent for RREEF Property Trust

1010 Grand Boulevard, 4th Floor

Kansas City, MO 64106

ABA #: 101000695

Account #: 9871976025

FAO: (Include Account Title)

10/14	SC0183-C

EXHIBIT E

APPENDIX F: FORM OF MULTI-PRODUCT SUBSCRIPTION AGREEMENT

VERSION 10 PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD. MULTI-OFFERING
SUBSCRIPTION AGREEMENT

AN INVESTMENT IN THE OFFERINGS DESCRIBED HEREIN CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVED THE FINAL PROSPECTUS FOR EACH OFFERING. SUBSCRIPTIONS WILL BE EFFECTIVE ONLY UPON OUR ACCEPTANCE, AND WE RESERVE THE RIGHT TO REJECT ANY SUBSCRIPTION IN WHOLE OR IN PART. IF REJECTED, ALL FUNDS SHALL BE RETURNED TO SUBSCRIBERS WITHOUT INTEREST AND WITHOUT DEDUCTION FOR ANY EXPENSES WITHIN TEN (10) BUSINESS DAYS FROM THE DATE THE SUBSCRIPTION IS REJECTED. INVESTORS WILL RECEIVE A CONFIRMATION OF THEIR PURCHASE. INVESTORS IN ALABAMA, ARKANSAS, KENTUCKY, MARYLAND, MASSACHUSETTS, NEBRASKA, NEW JERSEY, NORTH CAROLINA OR TENNESSEE MAY NOT USE THIS MULTI-OFFERING SUBSCRIPTION AGREEMENT TO SUBSCRIBE FOR SHARES OF ANY OFFERING DESCRIBED HEREIN BUT INSTEAD SHOULD REFER TO THE SUBSCRIPTION AGREEMENT FOR EACH OFFERING. IN ORDER TO EXECUTE THIS SUBSCRIPTION AGREEMENT, YOU AND THE CO-OWNER (AS APPLICABLE) MUST COMPLETE SECTION 6A OF THIS SUBSCRIPTION AGREEMENT. IF YOU HAVE ANY QUESTIONS, PLEASE CALL YOUR REGISTERED REPRESENTATIVE OR REALTY CAPITAL SECURITIES, LLC (MEMBER FINRA/SIPC) AT 1-877-373-2522.

1 Please indicate which offering you	Investment		Investment Amount

       wish to invest in and whether this purchase is an “initial investment” or an “additional investment.”

☐    Net of Commission Purchase (“NOCP”): Check this box if you are eligible for a NOCP.

       NOCPs are available to registered associates and other employees of soliciting broker/dealers, the above referenced REITs and their affiliates, AECP and its affiliates, as well as AECP’s Manager and its affiliates, participants in a wrap account or commission replacement account with approval for a discount by the broker/dealer, RIA, bank trust account, etc. Representatives will not receive selling commission. Refer to prospectus for details.

Note: Investment subject to suitability standards, see the corresponding Prospectus and Section 6 of this Subscription Agreement for details.

*     Retail shares are sold to the public through broker dealers and are subject to applicable selling commissions and dealer manager fees (see prospectus for details).

**    Institutional shares are sold through RIAs and broker dealers that are managing wrap or fee-based accounts and are subject to an annual platform fee equal to 70 basis points of net asset value (see prospectus for details).

***  Please consult with your financial advisor and check one of the options pertaining to the class of shares you intend to purchase. The prospectus contains additional information regarding the share classes, including the different fees which are payable with respect to each class.

	☐ American Realty Capital Daily Net Asset Value Trust, Inc. (“ARC Daily NAV”) ▶ State in which sale was made:	☐ Initial Investment: ☐ Retail* (or) ☐ Institutional** ☐ Additional Investment ☐ Retail* (or) ☐ Institutional** Acct#	$ ▶ $2,500 minimum investment ▶ $100 increments for additional investments
	☐ American Realty Capital Healthcare Trust II, Inc. (“ARC-HT II”) ▶ State in which sale was made:	☐ Initial Investment ☐ Additional Investment Acct#	$ ▶ $2,500 minimum investment ▶ $100 increments for additional investments
	☐ ARC Realty Finance Trust, Inc. (“ARC RFT”) ▶ State in which sale was made:	☐ Initial Investment ☐ Additional Investment Acct#	$ ▶ $2,500 minimum investment ▶ $100 increments for additional investments
	☐ Business Development Corporation of America (“BDCA”) ▶ State in which sale was made:	☐ Initial Investment ☐ Additional Investment Acct#	$ ▶ $1,000 minimum investment
	☐ Phillips Edison - ARC Grocery Center REIT II, Inc. (“Grocery Center REIT II”) ▶ State in which sale was made:	☐ Initial Investment ☐ Additional Investment Acct#	$ ▶ $2,500 minimum investment ▶ $100 increments for additional investments
	☐ American Realty Capital Hospitality Trust, Inc. (“ARC Hospitality”) ▶ State in which sale was made:	☐ Initial Investment ☐ Additional Investment Acct#	$ ▶ $2,500 minimum investment ▶ $100 increments for additional investments
	☐ American Realty Capital New York City REIT, Inc. (“NYC REIT”) ▶ State in which sale was made:	☐ Initial Investment ☐ Additional Investment Acct#	$ ▶ $2,500 minimum investment ▶ $100 increments for additional investments
	☐ American Energy Capital Partners, LP (“AECP”) ▶ State in which sale was made:	☐ Initial Investment ☐ Additional Investment Acct#	$ ▶ $2,500 minimum investment ▶ $100 increments for additional investments
	☐ RREEF Property Trust, Inc. (“RPT”) ▶ State in which sale was made:	☐ Initial Investment***: ☐ Class A Shares (or) ☐ Class B Shares ☐ Additional Investment Acct#	$ ▶ $2,500 minimum investment ▶ $100 increments for additional investments

☐ Volume Discount: To be completed by purchaser after discussion with broker-dealer.

Any subscriber seeking to purchase shares pursuant to a discount offered by us must submit such request in writing and set forth the basis for the request. Any such request will be subject to our verification.

Payment Method: Please indicate the method of payment:	☐ Check Enclosed	☐ Subscription amount wired	☐ Check/funding being sent by other third party

Payment Instructions: Please follow the instructions outlined below.

■ For custodial held accounts, such as IRAs and other qualified plans: Checks should be made payable to the custodian and sent, with a completed copy of the Subscription Agreement, directly to the custodian who will forward them to the applicable address.

■ For all other investments:

▶ For ARC Daily NAV (except ARC Daily NAV investors in PA), ARC-HT II, ARC RFT (except ARC RFT investors in PA), BDCA, Grocery Center REIT II (except Grocery Center REIT II investors in PA), ARC Hospitality (except ARC Hospitality investors in PA, OH and WA), NYC REIT and RPT (except RPT investors in PA if escrow not broken) make checks payable to the respective offering: American Realty Capital Daily Net Asset Value Trust, Inc. (or) American Realty Capital Healthcare Trust II, Inc. (or) ARC Realty Finance Trust, Inc. (or) Business Development Corporation of America (or) Phillips Edison - ARC Grocery Center REIT II, Inc. (or) American Realty Capital Hospitality Trust, Inc. (or) American Realty Capital New York City REIT, Inc. (or) RREEF Property Trust, Inc.

▶ For ARC Daily NAV investors in PA, make checks payable to: UMB Bank, NA, Escrow Agent for American Realty Capital Daily Net Asset Value Trust, Inc.

▶ For ARC RFT investors in PA, make checks payable to: UMB Bank, NA, Escrow Agent for ARC Realty Finance Trust, Inc.

▶ For Grocery Center REIT II Investors in PA, make checks payable to: UMB Bank, NA, Escrow Agent for Phillips Edison-ARC Grocery Center REIT II, Inc.

▶ For ARC Hospitality Investors in OH, PA, and WA, make checks payable to: UMB Bank, NA, Escrow Agent for American Realty Capital Hospitality Trust, Inc.

▶ For AECP investors in AZ and PA, make checks payable to: UMB Bank, NA, Escrow Agent for American Energy Capital Partners, LP

▶ For RPT investors in PA until the minimum offerings is raised, make checks payable to: UMB Bank, NA, Escrow Agent for RREEF Property Trust, Inc.

2	OWNERSHIP	2a. Non-Custodial Ownership (Non-Qualified)	2b. Custodial Ownership (Qualified)

IMPORTANT: Please choose one option, either within the “Non-Custodial Ownership” column, or within the “Custodial Ownership” column.

(1)  Transfer on Death (TOD): Investors who qualify may elect Transfer on Death (TOD) registration for such investment account. TOD registration is designed to give an owner/investor of securities the option of a nonprobate transfer at death of the assets held in the account by designating proposed beneficiary(ies) to receive the account assets upon the owner/investor’s death. TOD registration is available only for owner(s)/investor(s) who is (i) a natural person or (ii) two natural persons holding the account as Tenants by the Entirety or (iii) two or more natural persons holding the account as Joint Tenants with Right of Survivorship or (iv) a married couple holding the account as community property with right of survivorship. The following forms of ownership are ineligible for TOD registration: Tenants in Common, community property without survivorship, non-natural account owners (i.e., entities such as corporations, trusts or partnerships), and investors who are not residents of a state that has adopted the Uniform Transfer on Death Security Registration Act.

☐   Individual – One signature required & initial.

☐   Joint Tenants with Right of Survivorship – All parties must sign & initial.

☐   Tenants in Common – All parties must sign & initial.

☐   Community Property – All parties must sign & initial.

☐   Company or Corporation or Partnership – Authorized signature required. Include LLC Operating Agreement, LLC Resolution, Articles of Incorporation, Corporate Resolution, Partnership Agreement, Partnership Certification of Powers or Certificate of Limited Partnership as applicable.

☐  C  Corp    ☐  S  Corp

☐   Uniform Gift/Transfer to Minors Act (UGMA/UTMA) – Owner and custodian signature required.

    State of          Custodian for

☐   Estate – Personal representative signature required.

    Name of Executor:

    Include a copy of the court appointment or other documents authorizing to act on behalf of estate.

☐   Qualified Pension or Profit Sharing Plan* – Trustee or custodian signature required. Include plan documents.

    Name of Trustee:

☐   Trust – Trustee(s) signature(s) and copy of trust documents or Trust Certification form required.

☐   Transfer on Death(1) – Must complete separate Transfer on Death Registration Form.

☐   Non-Profit Organization

☐   Other (Specify) –

    Include title and signature pages.

☐   Traditional IRA* – One signature required.

☐   Roll-Over IRA* – One signature required.

☐   Roth IRA* – One signature required.

☐   Simple IRA

☐   Beneficial IRA –

    Decedent’s Name

☐   KEOGH Plan* – One signature required.

☐   Simplified Employee Pension/Trust (S.E.P.)*

☐   Qualified Pension or Profit Sharing Plan* – Owner and custodian signature required.

☐   401(k) (Only available for ARC Daily NAV)

☐   Other (Specify) –

*  Investors who are plan participants under a registered IRA, Keogh, Qualified Pension Plan or Qualified Profit Sharing Plan program may be eligible to purchase such investment through such accounts. No representations are made, and the offeror disclaims any responsibility or liability to the plan custodian, plan administrators, plan participants, investors, or beneficiaries thereof as to the tax ramifications of such investment, the suitability or eligibility of such investment under the respective plan, or that such Investment comports with ERISA, Internal Revenue Service or other governmental rules and regulations pertaining to such plan investments and rights thereunder. A separate private investment form or similar documentation from the Plan Custodian/ Administrator and plan participants/investors is required for investment through these types of accounts.

3	IMPORTANT: Send all paperwork directly to the custodian. Note: This section is only for accounts specified in Section 2b and not for Custodial Accounts for Minors.	Custodial Ownership (Must be completed by Custodian/Trustee for accounts identified in Section 2b)
Name of Trust or Business Entity (Does not apply to IRA accounts)
Name of Custodian or Trustee
Mailing Address
City, State, Zip
Business Phone
Custodian/Trust/Business Entity Tax ID#
Account #
Name of Custodian or Other Administrator
Date of Agreement (for trusts only)

4IMPORTANT: Investor

     Information is required.

Note: Please provide all necessary corporate documents, partnership agreement, or trust powers (specified in Section 2) to establish authority to act.

CALIFORNIA INVESTORS: ALL CERTIFICATES REPRESENTING SHARES WHICH ARE SOLD IN THE STATE OF CALIFORNIA WILL BEAR THE FOLLOWING LEGEND CONDITIONS: IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS FOR THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER’S RULES.

Investor Information
☐ Mr. ☐ Mrs. ☐ Ms. ☐ Other
Name of Account Owner
Date of Birth
Social Security Number or Taxpayer ID #
Legal Address (No P.O. Boxes)
City, State, Zip
Citizenship: Please indicate Citizenship Status (Required)
☐ U.S. Citizen ☐ Resident Alien ☐ Non-Resident Alien* ☐ Employee, Affiliate or Board Member
NOTE: Any and all U.S. taxpayers are required to complete the attached substitute IRS Form W-9 (the “Substitute Form W-9”) in Section 6b. (If a foreign national is, in fact, a U.S taxpayer, complete the attached Substitute Form W-9.)
* If non-resident alien, investor must submit the appropriate IRS Form W-8 (W-8BEN, W-8ECI, W-8EXP or W-8IMY) in order to make an investment.
Employer: | ☐ RETIRED
☐ Mr. ☐ Mrs. ☐ Ms. ☐ Other
Name of Joint Account Owner or Minor
Entity Name
Date of Birth
Social Security Number or Taxpayer ID#
If Non-U.S. Citizen, specify Country of Citizenship
Mailing Address (if different than legal address)
City, State, Zip
Home Phone
Business Phone
Government ID: (Foreign Citizens only) Identification documents must have a reference number and photo.
Please attach a photocopy.
Place of Birth:
CITY STATE/PROVINCE COUNTRY
Immigration Status: ☐ Permanent resident ☐ Non-permanent resident ☐ Non-resident
Check which type of document you are providing:
☐ US Driver’s License ☐ INS Permanent resident alien card ☐ Passport with U.S. Visa
☐ Employment Authorization Document ☐ Passport without U.S. Visa Bank Name (required):
Account No. (required):
☐ Foreign national identity documents Bank Name (required):
Phone No. (required):
Number for the document checked above and country of issuance:

4[a] IMPORTANT: Investor Information is required.	For RPT investors only: Please refer to Attachment 4a for additional required Investor Information.

RREEF PROPERTY TRUST
RPT	ADDITIONAL INVESTOR INFORMATION FORM

IMPORTANT: Must be completed by all RPT investors.

4[a] IMPORTANT: Investor Information is required. Note: For RPT investors only.	Individual or Joint Account (RPT Only)
Name of Primary Account Owner
Date of Birth
Social Security Number or Taxpayer ID #
US Residential Address (No P.O. Boxes)
City, State, Zip
Mailing Address (If Different)
City, State, Zip
Daytime Phone Number:
Email Address:
Citizenship: Please indicate Citizenship Status (Required)
☐ U.S. Citizen ☐ Resident Alien If Resident Alien, please provide country of citizenship:
Select One: ☐ Employed ☐ Not Employed ☐ Retired
Occupation:
Name of Employer:
Address of Employer:
City, State, Zip
If you checked Not Employed or Retired, please provide source of income:
Please attach a separate sheet with the above information for each additional owner.

Entity Account (RPT Only)
Legal documentation proving the existence of the entity must be presented when establishing one of these account types. (Articles of Incorporation Trust or Plan document.)
For a trust or business account, is the entity engaged in internet gambling or support companies engaged in internet gambling?
Select One: ☐ Yes ☐ No
If yes, please explain:

Name of Legal Entity:
Social Security Number OR Tax ID Number:
Street Address of Legal Entity (P.O. Box not acceptable)
City, State, Zip
Mailing Address (If Different)
City, State, Zip
Daytime Phone Number:
Email Address:
Date of Trust Agreement (for trusts only)

RREEF PROPERTY TRUST
RPT	ADDITIONAL INVESTOR INFORMATION FORM

4[a] Continued	Entity Account (RPT Only) Continued
Name of Trustee/Authorized Signer
Social Security Number of Trustee/Authorized Signer:
Date of Birth:
US Residental Address (P.O. Box not acceptable)
City, State, Zip
Mailing Address (If Different)
City, State, Zip
Daytime Phone Number:
Email Address:
☐ U.S. Citizen ☐ Resident Alien If Resident Alien, please provide country of citizenship:

Name of Trustee/Authorized Signer
Social Security Number of Trustee/Authorized Signer:
Date of Birth:
US Residental Address (P.O. Box not acceptable)
City, State, Zip
Mailing Address (If Different)
City, State, Zip
Daytime Phone Number:
Email Address:
☐ U.S. Citizen ☐ Resident Alien If Resident Alien, please provide country of citizenship:

FOR A TRUST ACCOUNT
☐ Check here if the grantor/settlor is the same as the trustee
For Trust Accounts, Name of Grantor/Settlor (if different from trustee)
Social Security Number of Grantor/Settelor:
Date of Birth:
US Residental Address (P.O. Box not acceptable)
City, State, Zip
☐ U.S. Citizen ☐ Resident Alien If Resident Alien, please provide country of citizenship:
Please attach a separate sheet with the above information for each additional trustee, grantor/settlor, or authorized signer.

FOR A BUSINESS ACCOUNT (EX: CORPORATION, PARTNERSHIP, ETC.)
Please provide the industry in which the legal entity operates:
For business accounts, please provide a listing of all ultimate beneficial owners or controlling parties which have an interest equal to or greater than 25% (If there are none, write “none” above name or leave blank)
Name
Social Security Number:
Date of Birth:
Street Address of Legal Entity (P.O. Box not acceptable)
City, State, Zip
☐ U.S. Citizen ☐ Resident Alien If Resident Alien, please provide country of citizenship:
Please attach a separate sheet with the above information for each additional ultimate beneficial owner.

RREEF PROPERTY TRUST
RPT	ADDITIONAL INVESTOR INFORMATION FORM

4[a] Continued	UGMA Account (RPT Only)
If the minor’s Social Security number has been applied for, but not yet received, please include a copy of the Social Security card application (Form-SS5). Unless you indicate otherwise, the account will follow the UGMA/UTMA rules for the minor’s state.
Name of Minor
Social Security Number:
Date of Birth of Minor:
Street Address (P.O. Box not acceptable)
City, State, Zip
☐ U.S. Citizen ☐ Resident Alien If Resident Alien, please provide country of citizenship:
Name of Custodian:
Social Security Number of Custodian:
Date of Birth of Custodian:
U.S. Residential Address (P.O. Box not acceptable)
City, State, Zip:
Mailing Address (if different):
City, State, Zip:
Daytime Phone Number:
Email Address:
☐ U.S. Citizen ☐ Resident Alien If Resident Alien, please provide country of citizenship:
Select One: ☐ Employed ☐ Not Employed ☐ Retired
Occupation:
Name of Employer:
Address of Employer:
City, State, Zip
If you checked Not Employed or Retired, please provide source of income:

Retirement/Savings Plan (RPT Only)
CUSTODIAN/TRUSTEE
Name of Custodian/Trustee:
Tax ID number:
U.S. Business Address:
City, State, Zip:
Mailing Address (if different):
City, State, Zip:
Daytime Phone Number:
Email Address:

4[a] Continued	Retirement/Savings Plan (RPT Only)
PARTICIPANT/EMPLOYEE
Name of Participant/Employee:
Social Security Number:
Date of Birth:
U.S. Residential Address (P.O. Box not acceptable):
☐ U.S. Citizen ☐ Resident Alien If Resident Alien, please provide country of citizenship:
Select One: ☐ Employed ☐ Not Employed ☐ Retired
Occupation:
Name of Employer:
Address of Employer:
City, State, Zip
If you checked Not Employed or Retired, please provide source of income:

RREEF PROPERTY TRUST
RPT	ADDITIONAL INVESTOR INFORMATION FORM

5 Complete this section to enroll in the
Distribution Reinvestment Plan or to
elect how you wish to receive your
distributions.[1]

Note: Qualified accounts may not direct
distributions without the custodian’s
approval. Please also note that all custodial
account distributions not reinvested
pursuant to the distribution reinvestment
plan will be directed to the custodian.

1  Distributions may be funded from
borrowings, offering proceeds, or
proceeds from the sale of assets, which
may constitute a return of capital and
significantly reduce the amount of
capital available for investment by each
program. Any capital returned to
investors through distributions will be
returned after certain fees and expenses
are paid to the sponsor of this offering
or its affiliates.
2  We request that an investor who elects
to have distributions reinvested notify
the applicable program and the broker-
dealer in writing if at any time during
his or her participation in the
distribution reinvestment plan, there is
any material change in the
stockholder’s financial condition or
inaccuracy of any representation under
the subscription agreement for such
stockholder’s initial purchase of our
shares, including failure to meet the
applicable suitability standards, as
applicable to each Issuer.
3  I/we authorize American Realty Capital
Daily Net Asset Value Trust, Inc.,
American Realty Capital Healthcare
Trust II, Inc., ARC Realty Finance
Trust, Inc., Business Development
Corporation of America, Phillips
Edison - ARC Grocery Center REIT II,
Inc., American Realty Capital
Hospitality Trust, Inc., American Realty
Capital New York City REIT, Inc.,
RREEF Property Trust, Inc. or its
agent, American National Stock
Transfer, LLC, by or through a third
party provider, (as applicable, the
“Issuer”) to deposit my distribution/
dividend to my checking or savings
account. This authority will remain in
force until I notify the Issuer in writing
to cancel it. If the Issuer deposits funds
erroneously into my account, they are
authorized to debit my account for an
amount not to exceed the amount of the
erroneous deposit. The above services
cannot be established without a pre-
printed voided check. For electronic
funds transfers, signatures of bank
account owners are required exactly as
they appear on the bank records. If the
registration at the bank differs from that
on this Subscription Agreement, all
parties must sign below.

Distributions
AMERICAN REALTY CAPITAL DAILY NET ASSET VALUE TRUST, INC. ▶ I hereby subscribe for Shares of American Realty Capital Daily Net Asset Value Trust, Inc. and elect the distribution option indicated.

☐    Reinvest/Distribution Reinvestment Plan[2]

      Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.

☐    Mail Check to the address of record

☐    Send to Custodial Account listed in Section 3

☐    Cash/Direct Deposit[3] Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)

AMERICAN REALTY CAPITAL HEALTHCARE TRUST II, INC. ▶ I hereby subscribe for Shares of American Realty Capital Healthcare Trust II, Inc. and elect the distribution option indicated.

☐    Reinvest/Distribution Reinvestment Plan[2]

      Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.

☐    Mail Check to the address of record

☐    Send to Custodial Account listed in Section 3

☐    Cash/Direct Deposit[3] Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)

ARC REALTY FINANCE TRUST, INC. ▶ I hereby subscribe for Shares of ARC Realty Finance Trust, Inc. and elect the distribution option indicated.

☐    Reinvest/Distribution Reinvestment Plan[2]

      Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.

☐    Mail Check to the address of record

☐    Send to Custodial Account listed in Section 3

☐    Cash/Direct Deposit[3] Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)

BUSINESS DEVELOPMENT CORPORATION OF AMERICA ▶ I hereby subscribe for Shares of Business Development Corporation of America and elect the distribution option indicated.

☐    Reinvest/Distribution Reinvestment Plan[2]

      Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.

☐    Mail Check to the address of record

☐    Send to Custodial Account listed in Section 3

☐    Cash/Direct Deposit[3] Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)

PHILLIPS EDISON - ARC GROCERY CENTER REIT II, INC. ▶ I hereby subscribe for Shares of Phillips Edison - ARC Grocery Center REIT II, Inc. and elect the distribution option indicated.

☐    Reinvest/Distribution Reinvestment Plan[2]

      Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.

☐    Mail Check to the address of record

☐    Send to Custodial Account listed in Section 3

☐    Cash/Direct Deposit[3] Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC. ▶ I hereby subscribe for Shares of American Realty Capital Hospitality Trust, Inc. and elect the distribution option indicated.

☐    Reinvest/Distribution Reinvestment Plan[2]

      Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.

☐    Mail Check to the address of record

☐    Send to Custodial Account listed in Section 3

☐    Cash/Direct Deposit[3] Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)

AMERICAN REALTY CAPITAL NEW YORK CITY REIT, INC. ▶ I hereby subscribe for Shares of American Realty Capital New York City REIT, Inc. and elect the distribution option indicated.

☐    Reinvest/Distribution Reinvestment Plan[2]

      Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.

☐    Mail Check to the address of record

☐    Send to Custodial Account listed in Section 3

☐    Cash/Direct Deposit[3] Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)

Distributions

5    Continued

4    For RPT Investors Only: If you select more than one option you must indicate the percentage of your distribution to be applied to each option and the sum of the allocations must equal 100%. If you do not complete this section, distributions will be paid to the registered owner at the address in Section 3 and/or 4. IRA accounts may not direct distributions without the custodian’s approval.

AMERICAN ENERGY CAPITAL PARTNERS, LP ▶ I hereby subscribe for common units of American Energy Capital Partners, LP and elect the distribution option indicated below:

☐    Mail Check to the address of record

☐    Credit Distribution to my IRA or Other Custodian Account

☐    Cash/Direct Deposit[3] (Please attach a preprinted voided check (Non-Custodian Investors only) - I authorize American Energy Capital Partners, LP or its agent to deposit my distribution to my checking or savings account. This authority will remain in force until I notify American Energy Capital Partners, LP in writing to cancel it. If American Energy Capital Partners, LP deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit.)

RREEF PROPERTY TRUST, INC. ▶ I hereby subscribe for shares of RREEF Property Trust, Inc. and elect the distribution option indicated.

☐    Reinvest/Distribution Reinvestment Plan[2]

      Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.

☐    Mail Check to the address of record

☐    Send to Custodial Account listed in Section 3

☐    Cash/Direct Deposit[3,4] Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)

5a Please complete this section if you should wish to direct distributions (non-custodial accounts) to the registered owner’s checking or savings account or to a party other than the registered owner.	Name ofThird Party Financial Institution
Mailing Address
City,State, Zip
Account #
Bank’sABA/Routing #
	☐ Checking Account (must enclose voided check)	☐ Savings Account (subject to bank verification)

ELECTRONIC DELIVERY ELECTION

Electronic Delivery of stockholder communication is available and if you would prefer to receive such communications and statements electronically, please affirmatively elect to do so by checking the offering for which you elect to receive the electronic delivery of stockholder communications and statement notifications, and signing below where indicated:

☐  American Realty Capital Daily Net Asset Value Trust, Inc.     ☐  American Realty Capital Healthcare Trust II, Inc.

☐  American Realty Capital – Retail Centers of America, Inc.     ☐  ARC Realty Finance Trust, Inc.

☐  Business Development Corporation of America     ☐  Phillips Edison - ARC Grocery Center REIT II, Inc.

☐  American Realty Capital Hospitality Trust, Inc.     ☐  American Realty Capital New York City REIT, Inc.

☐  American Energy Capital Partners, LP     ☐  RREEF Property Trust, Inc.

We encourage you to reduce printing and mailing costs and to conserve natural resources by electing to receive electronic delivery of stockholder communications and statement notifications. By consenting below to electronically receive stockholder communications, including your account-specific information, you authorize said offering(s) to either (i) e-mail stockholder communications to you directly or (ii) make them available on each offering’s respective Web site and notify you by e-mail when such documents are available and how to access the documents.

You will not receive paper copies of these electronic materials unless specifically requested, the delivery of electronic materials is prohibited or we, in our sole discretion, elect to send paper copies of the materials.

Sign below if you consent to the electronic delivery of documents including annual reports, proxy materials, and any other documents that may be required to be delivered under federal or state securities laws as well as account-specific information such as quarterly account statements or tax information. Your consent will be effective until you revoke it. In addition, by consenting to electronic access, you will be responsible for your customary Internet Service Provider charges in connection with access to these materials. E-mail address in the section below is required. Please carefully read the following representations before consenting to receive documents electronically. By signing this box and consenting to receive documents electronically, you represent the following: (a) I acknowledge that access to both Internet e-mail and the World Wide Web is required in order to access documents electronically. I may receive by e-mail notification the availability of a document in electronic format. The notification e-mail will contain a web address (or hyperlink) where the document can be found. By entering this address into my web browser, I can view, download and print the document from my computer. I acknowledge that there may be costs associated with the electronic access, such as usage charges from my Internet provider and telephone provider, and that these costs are my responsibility. (b) I acknowledge that documents distributed electronically may be provided in Adobe’s Portable Document Format (PDF). The Adobe Reader® software is required to view documents in PDF format. The Reader software is available free of charge from Adobe’s web site at www.adobe.com. The Reader software must be correctly installed on my system before I will be able to view documents in PDF format. Electronic delivery also involves risks related to system or network outage that could impair my timely receipt of or access to stockholder communications. (c) I acknowledge that I may receive at no cost from the respective offering(s) a paper copy of any documents delivered electronically by calling Realty Capital Securities, LLC at 877-373-2522 from 9:00 am to 5:00 pm EST Monday-Friday. (d) I acknowledge that if the e-mail notification is returned to the respective offering(s) as “undeliverable”, a letter will be mailed to me with instructions on how to update my e-mail address to begin receiving communication via electronic delivery. I further understand that if the respective offering(s) is/are unable to obtain a valid e-mail address for me, the respective offering(s) will resume sending a paper copy of its filings by U.S. mail to my address of record. (e) I acknowledge that my consent may be updated or cancelled, including any updates in e-mail address to which documents are delivered, at any time by calling Realty Capital Securities, LLC at 877-373-2522 from 9:00 am to 5:00 pm EST Monday-Friday.

Owner Signature	Date (mm/dd/yyyy)
Co-Owner Signature (if applicable)	Date (mm/dd/yyyy)
Joint Accounts: If your Social Security number is the primary number on a joint account and you opt-in to electronic delivery, each consenting stockholder must have access to the e-mail account provided.
My e-mail address is
Your e-mail address will be held in confidence and used only for matters relating to your investments.

6    IMPORTANT: Please
carefully read and
separately initial each
of the representations.
Except in the case of
fiduciary accounts, you
may not grant any
person a power of
attorney to make such
representations on
your behalf.

NOTE: Investors in
Alabama, Arkansas,
Kentucky, Maryland,
Massachusetts, New
Jersey, Nebraska, North
Carolina or Tennessee may
not use this multi-offering
subscription agreement to
subscribe for shares of any
offering described herein
but instead should refer to
the subscription agreement
for each offering.

1. California and Michigan
suitability standards not
applicable to RREEF
Property Trust, Inc.
investors.

2. Missouri suitability
standard not applicable
to Business Development
Corporation of America
or RREEF Property
Trust, Inc. investors.

*  Investors’ ability to sell
shares pursuant to the
Share Repurchase
Program is subject to
numerous restrictions.
The Share Repurchase
Program may be
suspended or terminated
at any time and individual
requests for redemption
may not be honored.
Investors may not be able
to sell their shares.

Subscriber Acknowledgements & Signatures The undersigned (or in the case of fiduciary accounts, the person authorized to sign on each subscriber’s behalf) further acknowledges and/or represents the following:

(you must initial ALL appropriate representations below)

	Owner	Co-Owner

For Investors of ALL Offerings:*
Represents that I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $70,000 and gross income of at least $70,000; or (ii) have a net worth (excluding home, home furnishings and automobiles) of at least $250,000 or such higher suitability as may be required by certain states and set forth in the “Investor Suitability Standards” section of the applicable Prospectus; in the case of sales to fiduciary accounts, suitability standards must be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the shares of any offering.
California residents only:[1] In addition to the suitability requirements described above, an investors’ maximum investment in an Issuer’s shares will be limited to 10% of the investor’s net worth (exclusive of home, home furnishings and automobiles).
Kansas residents only: In addition to the suitability requirements described above, it is recommended that investors should invest no more than 10% of their liquid net worth in an Issuer’s shares and securities of other real estate investment trusts. “Liquid net worth” is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.
Michigan residents only:[1] A Michigan investor cannot invest more than 10% of their net worth in each issuer.
Missouri residents only:[2] In addition to the suitability requirements described above, no more than ten percent (10%) of any one (1) Missouri investor’s liquid net worth shall be invested in the securities registered by the Issuer for any offering with the Securities Division.

For American Realty Capital Daily Net Asset Value Trust, Inc. (“ARC Daily NAV”) Investors Only:
I/We acknowledge receipt of the final Prospectus of ARC Daily NAV, not less than five (5) business days prior to the signing of this Subscription Agreement.
I/We am/are purchasing shares for my/our own account.
I/We acknowledge that shares are not liquid.
If an affiliate of ARC Daily NAV, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale.

6 Continued	Subscriber Acknowledgements & Signatures (Continued) (you must initial ALL appropriate representations below)	Owner	Co-Owner

For American Realty Capital Daily Net Asset Value Trust, Inc. (“ARC Daily NAV”) Investors Only (Continued):
California residents only: In addition to the general suitability requirements described above, investors’ maximum investment in ARC Daily NAV shares will be limited to 10% of the investor’s net worth (exclusive of home, home furnishings and automobiles).
Iowa residents only: The investor’s maximum investment in ARC Daily NAV and its affiliates cannot exceed 10% of the investor’s liquid net worth. “Liquid net worth” is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.
Kansas residents only: In addition to the general suitability requirements described above, it is recommended that investors should invest, in the aggregate, no more than 10% of their liquid net worth in ARC Daily NAV shares and securities of other real estate investment trusts. “Liquid net worth” is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.
Maine residents only: The Maine Office of Securities recommends that an investor’s aggregate investment in the ARC Daily NAV offering and similar direct participation investments not exceed 10% of the investor’s liquid net worth. For this purpose, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.
Michigan residents only: The maximum investment allowable in ARC Daily NAV for a Michigan investor is 10% of his or her net worth.
Missouri residents only: In addition to the general suitability requirements described above, no more than ten percent (10%) of any one (1) Missouri investor’s liquid net worth shall be invested in the ARC Daily NAV securities registered with the Missouri Securities Division.
New Mexico residents only: An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. A New Mexico investor’s aggregate investment in ARC Daily NAV and its affiliates may not exceed ten percent (10%) of his or her net worth.

6 Continued	Subscriber Acknowledgements & Signatures (Continued) (you must initial ALL appropriate representations below)	Owner	Co-Owner

For American Realty Capital Daily Net Asset Value Trust, Inc. (“ARC Daily NAV”) Investors Only (Continued):
North Dakota residents only: North Dakota investors must represent that, in addition to the general suitability requirements described above, they have a net worth of at least ten times their investment in the ARC Daily NAV offering.
Ohio residents only: An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. An Ohio investor’s aggregate investment in ARC Daily NAV, shares of its affiliates and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. “Liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.
Oregon residents only: An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. The investor’s maximum investment in ARC Daily NAV and its affiliates also cannot exceed 10% of the Oregon resident’s net worth.
Pennsylvania residents only: The maximum investment allowable in ARC Daily NAV for a Pennsylvania investor is 10% of his or her net worth. The minimum offering amount in Pennsylvania is $75,000. ARC Daily NAV will not release any Pennsylvania investor proceeds for subscriptions from escrow until it has raised an aggregate of $75,000,000 in subscriptions from other jurisdictions.
Texas residents only: An investor must have had, during the last tax year, or estimate that the investor will have during the current tax year, (a) a minimum net worth of $100,000 and a minimum annual gross income of $100,000, or (b) a minimum net worth of $500,000. The investor’s maximum investment in the ARC Daily NAV offering shall not exceed 10% of the investor’s liquid net worth.
Washington residents only: Investors must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. The investor’s maximum investment in ARC Daily NAV and its affiliates cannot exceed 10% of the Washington resident’s net worth.

6 Continued	Subscriber Acknowledgements & Signatures (Continued) (you must initial ALL appropriate representations below)	Owner	Co-Owner

For American Realty Capital Healthcare Trust II, Inc. (“ARC-HT II”) Investors Only:
I/we acknowledge receipt of the final Prospectus of ARC-HT II, not less than five (5) business days prior to the signing of this Subscription Agreement.
I/we am/are purchasing shares for my/our own account.
I/we acknowledge that shares are not liquid.
If an affiliate of ARC-HT II, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale.
California residents only: In addition to the general suitability requirements described above, California investors’ maximum investment in ARC-HT II shares shall not exceed 10% of the investor’s net worth (exclusive of home, home furnishings and automobiles).
Iowa residents only: The maximum investment allowable in ARC-HT II and its affiliates is 10% of an Iowa investor’s liquid net worth. “Liquid net worth” is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.
Kansas residents only: In addition to the general suitability requirements described above, it is recommended that investors should invest no more than 10% of their liquid net worth, in the aggregate, in ARC-HT II shares and securities of other real estate investment trusts. “Liquid net worth” is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.
Maine residents only: The Maine Office of Securities recommends that an investor’s aggregate investment in the ARC-HT II offering and similar direct participation investments not exceed 10% of the investor’s liquid net worth. For this purpose, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

6 Continued	Subscriber Acknowledgements & Signatures (Continued) (you must initial ALL appropriate representations below)	Owner	Co-Owner

For American Realty Capital Healthcare Trust II, Inc. (“ARC-HT II”) Investors Only (Continued):
New Mexico, Ohio and Oregon residents only: Investors must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. A New Mexico or Oregon investor’s maximum investment in ARC-HT II and its affiliates cannot exceed 10% of the resident’s net worth. It shall be unsuitable for an Ohio investor’s aggregate investment in shares of ARC-HT II, its affiliates and in other non-traded real estate investment programs to exceed ten percent (10%) of his, her or its liquid net worth. “Liquid net worth” shall be defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus liabilities) that is comprised of cash, cash equivalents and readily marketable securities
Michigan and Pennsylvania residents only: A Michigan or Pennsylvania investor cannot invest more than 10% of their net worth in ARC-HT II.
Missouri residents only: In addition to the general suitability requirements described above, no more than ten percent (10%) of any one (1) Missouri investor’s liquid net worth shall be invested in the ARC-HT II securities registered by ARC-HT II for this offering with the Securities Division.
North Dakota residents only: Shares will only be sold to residents of North Dakota representing that, in addition to the general suitability standards listed above, they have a net worth of at least ten times their investment in the ARC-HT II offering.
Texas residents only: An investor must have had, during the last tax year, or estimate that the investor will have during the current tax year, (a) a minimum net worth of $100,000 and a minimum annual gross income of $100,000, or (b) a minimum net worth of $500,000. The investor’s maximum investment in the ARC-HT II offering shall not exceed 10% of the investor’s liquid net worth.

For ARC Realty Finance Trust, Inc. (“ARC RFT”) Investors Only:
I/we acknowledge receipt of the final Prospectus of ARC RFT, not less than five (5) business days prior to the signing of this Subscription Agreement.
I/we am/are purchasing shares for my/our own account.
I/we acknowledge that shares are not liquid.

6 Continued	Subscriber Acknowledgements & Signatures (Continued) (you must initial ALL appropriate representations below)	Owner	Co-Owner

For ARC Realty Finance Trust, Inc. (“ARC RFT”) Investors Only (Continued):
If an affiliate of ARC RFT, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale.
California residents only: In addition to the general suitability requirements described above, investors’ maximum investment in ARC RFT shares will be limited to 10% of the investor’s net worth (exclusive of home, home furnishings and automobile).
Iowa residents only: The maximum investment allowable in ARC RFT and its affiliates is 10% of an Iowa investor’s liquid net worth. “Liquid net worth” is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.
Kansas residents only: In addition to the general suitability requirements described above, it is recommended that investors should invest, in the aggregate, no more than 10% of their liquid net worth in ARC RFT shares and securities of other real estate investment trusts. “Liquid net worth” is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.
Maine residents only: The Maine Office of Securities recommends that an investor’s aggregate investment in ARC RFT and similar direct participation investments not exceed 10% of the investor’s liquid net worth. For this purpose, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.
Michigan residents only: The maximum investment allowable in ARC RFT for a Michigan investor is 10% of his or her net worth.
Missouri residents only: In addition to the general suitability requirements described above, no more than ten percent (10%) of any one Missouri investor’s liquid net worth shall be invested in the securities registered by ARC RFT for this offering with the Securities Division.
New Mexico residents only: An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. A New Mexico investor’s aggregate investment in ARC RFT and its affiliates may not exceed ten percent (10%) of his or her net worth.

6 Continued	Subscriber Acknowledgements & Signatures (Continued) (you must initial ALL appropriate representations below)	Owner	Co-Owner

For ARC Realty Finance Trust, Inc. (“ARC RFT”) Investors Only (Continued):
North Dakota residents only: North Dakota investors must represent that, in addition to the general suitability requirements described above, they have a net worth of at least ten times their investment in ARC RFT.
Ohio residents only: An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. An Ohio investor’s aggregate investment in ARC RFT, shares of its affiliates and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. “Liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.
Oregon residents only: An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. The investor’s maximum investment in ARC RFT and its affiliates also cannot exceed 10% of the Oregon resident’s net worth.
Pennsylvania residents only: The maximum investment allowable in ARC RFT for a Pennsylvania investor is 10% of his or her net worth.

For Business Development Corporation of America (“BDCA”) Investors Only:
I/we acknowledge receipt of the final Prospectus of BDCA, not less than five (5) business days prior to the signing of this Subscription Agreement.
I/we am/are purchasing shares for my/our own account.
I/we acknowledge that shares are not liquid.
If an affiliate of BDCA, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale.

6 Continued	Subscriber Acknowledgements & Signatures (Continued) (you must initial ALL appropriate representations below)	Owner	Co-Owner

For Business Development Corporation of America (“BDCA”) Investors Only (Continued):

By signing below, you also acknowledge that:

•  You do not expect to be able to sell your shares regardless of how BDCA performs.

•  If you are able to sell your shares, you will likely receive less than your purchase price.

•  BDCA does not intend to list the shares on any securities exchange during the offering period or for what may be a significant time thereafter, and it does not expect a secondary market in the shares to develop.

•  Although BDCA has implemented a share repurchase program, only a limited number of shares are eligible for repurchase. Any such repurchases will be at a 7.5% discount to the current offering price in effect on the date of repurchase. BDCA may suspend or terminate its share repurchase program at any time.

•  You may not have access to the money you invest for an indefinite period of time until BDCA completes a liquidity event. Moreover, there is no assurance that BDCA will ever complete a liquidity event.

•  An investment in the shares is not suitable for you if you need access to the money you invest.

•  Because you will be unable to sell your shares, you will be unable to reduce your exposure on any market downturn.

•  Distributions may be funded from offering proceeds or borrowings, which may constitute a return of capital and reduce the amount of capital available to BDCA for investment. Any capital returned to stockholders through distributions will be distributed after payment of fees and expenses.

Arizona residents only: The term of the BDCA offering shall be effective for a period of one year with the ability to renew for additional periods of one year.
California residents only: In addition to the general suitability requirements described above, each California investor’s maximum investment in BDCA shares will be limited to 10% of the investor’s net worth (exclusive of home, home furnishings and automobiles).

6 Continued	Subscriber Acknowledgements & Signatures (Continued) (you must initial ALL appropriate representations below)	Owner	Co-Owner

For Business Development Corporation of America (“BDCA”) Investors Only (Continued):
Idaho residents only: Investors who reside in the state of Idaho must have either (a) a liquid net worth of $85,000 and annual gross income of $85,000 or (b) a liquid net worth of $300,000. Additionally, an Idaho investor’s total investment in BDCA shall not exceed 10% of his or her liquid net worth. (The calculation of liquid net worth shall include only cash plus cash equivalents. Cash equivalents include assets which may be convertible to cash within one year.)
Iowa residents only: Investors who reside in the state of Iowa must have either (a) a liquid net worth of $85,000 and annual gross income of $85,000 or (b) a liquid net worth of $300,000. Additionally, an Iowa investor’s total investment in BDCA shall not exceed 10% of his or her liquid net worth (assets minus liabilities) that is comprised of cash, cash equivalents and readily marketable securities. “Liquid net worth” is that portion of his or her total net worth (assets minus liabilities) that is comprised of cash, cash equivalents and readily marketable securities.
Kansas residents only: In addition to the general suitability requirements described above, the Office of the Kansas Securities Commissioner recommends that investors should limit their aggregate investment in BDCA’s shares and other similar investments to not more than 10% of their liquid net worth. “Liquid net worth” is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.
Maine residents only: The Maine Office of Securities recommends that an investor’s aggregate investment in BDCA and other similar offerings not exceed 10% of the investor’s liquid net worth. For this purpose, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

6 Continued	Subscriber Acknowledgements & Signatures (Continued) (you must initial ALL appropriate representations below)	Owner	Co-Owner

For Business Development Corporation of America (“BDCA”) Investors Only (Continued):
Michigan residents only: In addition to the general suitability standards described above, a Michigan investor cannot invest more than 10% of their net worth in BDCA.
New Mexico residents only: An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. A New Mexico investor’s aggregate investment in BDCA, its affiliates and in other non-traded business development companies may not exceed ten percent (10%) of his or her net worth.
North Dakota residents only: In addition to the general suitability requirements described above, BDCA shares will only be sold to residents of North Dakota representing that their investment will not exceed 10% of his or her net worth.
Ohio residents only: An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. An Ohio investor’s aggregate investment in BDCA, shares of its affiliates and in other non-traded business development company programs may not exceed ten percent (10%) of his or her liquid net worth. “Liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.
Oklahoma residents only: In addition to the general suitability requirements described above, purchases by Oklahoma investors in BDCA should not exceed 10% of their net worth (excluding home, home furnishings and automobiles).
Oregon residents only: An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. The investor’s maximum investment in BDCA also cannot exceed 10% of the Oregon resident’s net worth.
Texas residents only: Investors who reside in the state of Texas must have either (i) a minimum of $100,000 annual gross income and a liquid net worth of $100,000 or (ii) a liquid net worth of $250,000 irrespective of gross annual income. Additionally, a Texas investor’s total investment in BDCA shall not exceed 10% of his or her liquid net worth. For this purpose, “liquid net worth” is determined exclusive of home, home furnishings and automobiles.

6 Continued	Subscriber Acknowledgements & Signatures (Continued) (you must initial ALL appropriate representations below)	Owner	Co-Owner

For Phillips Edison - ARC Grocery Center REIT II, Inc. (“Grocery Center REIT II”) Investors Only:
I/we acknowledge receipt of the final Prospectus of Grocery Center REIT II, not less than five (5) business days prior to the signing of this Subscription Agreement.
I/we am/are purchasing shares for my/our own account.
If an affiliate of Grocery Center REIT II, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale.
I/we acknowledge that shares are not liquid.
California residents only: In addition to the general suitability requirements described above, California investors’ maximum investment in Grocery Center REIT II shares shall not exceed 10% of the investor’s net worth (exclusive of home, home furnishings and automobile).
Iowa residents only: The maximum investment allowable in Grocery Center REIT II and its affiliates is 10% of an Iowa investor’s liquid net worth. Liquid net worth is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.
Kansas residents only: In addition to the general suitability requirements described above, it is recommended that investors should invest no more than 10% of their liquid net worth, in the aggregate, in Grocery Center REIT II shares and securities of other real estate investment trusts. “Liquid net worth” is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.
Maine residents only: The Maine Office of Securities recommends that an investor’s aggregate investment in the Grocery Center REIT II offering and similar direct participation investments not exceed 10% of the investor’s liquid net worth. For this purpose, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.
Michigan and Pennsylvania residents only: A Michigan or Pennsylvania investor cannot invest more than 10% of his or her net worth in Grocery Center REIT II.
Missouri residents only: In addition to the general suitability requirements described above, no more than ten percent (10%) of any one (1) Missouri investor’s liquid net worth shall be invested in the Grocery Center REIT II securities registered with the Securities Division.

6 Continued	Subscriber Acknowledgements & Signatures (Continued) (you must initial ALL appropriate representations below)	Owner	Co-Owner

For Phillips Edison - ARC Grocery Center REIT II, Inc. (“Grocery Center REIT II”) Investors Only (Continued):
New Mexico and Ohio residents only: An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. A New Mexico and Ohio investor’s aggregate investment in Grocery Center REIT II, shares of its affiliates and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. “Liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.
North Dakota residents only: In addition to the general suitability requirements described above, shares will only be sold to a resident of North Dakota who represents that he or she has a net worth of at least 10 times his or her investment in us and that they meet one of the general suitability standards described above.
Oregon residents only: An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. The investor’s maximum investment in Grocery Center REIT II and its affiliates also cannot exceed 10% of the Oregon resident’s net worth.

American Realty Capital Hospitality Trust, Inc. (“ARC Hospitality”) Investors Only:
I/we have received the final prospectus of ARC Hospitality at least five (5) business days prior to the date of this subscription agreement.
I/we am/are purchasing shares for my/our own account.
I/we acknowledge that shares are not liquid.
If an affiliate of ARC Hospitality, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale.
California residents only: In addition to the general suitability requirements described above, a California investors’ maximum investment in the ARC Hospitality will be limited to 10% of the investor’s net worth (exclusive of home, home furnishings and automobiles).
Iowa residents only: The maximum investment allowable in ARC Hospitality and its affiliates is 10% of an Iowa investor’s liquid net worth. “Liquid net worth” is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

6 Continued	Subscriber Acknowledgements & Signatures (Continued) (you must initial ALL appropriate representations below)	Owner	Co-Owner

American Realty Capital Hospitality Trust, Inc. (“ARC Hospitality”) Investors Only (Continued):
Kansas residents only: In addition to the general suitability requirements described above, it is recommended that investors should invest no more than 10% of their liquid net worth, in the aggregate, in ARC Hospitality and securities of other real estate investment trusts. “Liquid net worth” is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.
Maine residents only: The Maine Office of Securities recommends that an investor’s aggregate investment in the ARC Hospitality offering and similar direct participation investments not exceed 10% of the investor’s liquid net worth. For this purpose, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.
Michigan residents only: The maximum investment allowable in ARC Hospitality for a Michigan investor is 10% of his or her net worth.
Missouri residents only: In addition to the general suitability requirements described above, no more than ten percent (10%) of any one (1) Missouri investor’s liquid net worth may be invested in ARC Hospitality shares registered for the offering with the Missouri Securities Division.
New Mexico and Ohio residents only: An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. A New Mexico and Ohio investor’s aggregate investment in ARC Hospitality shares, shares of its affiliates and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. “Liquid net worth” is de-fined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.
North Dakota residents only: Shares will only be sold to a resident of North Dakota who represents that he or she has a net worth of at least 10 times his or her investment in ARC Hospitality and that they meet one of the general suitability standards described above.

6 Continued	Subscriber Acknowledgements & Signatures (Continued) (you must initial ALL appropriate representations below)	Owner	Co-Owner

American Realty Capital Hospitality Trust, Inc. (“ARC Hospitality”) Investors Only (Continued):
Oregon residents only: An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. The investor’s maximum investment in ARC Hospitality and its affiliates also cannot exceed 10% of the Oregon resident’s net worth.
Pennsylvania residents only: The maximum investment allowable in ARC Hospitality for a Pennsylvania investor is 10% of his or her net worth.

American Realty Capital New York City REIT, Inc. (“NYC REIT”) Investors Only:
I/We acknowledge receipt of the final Prospectus of NYC REIT, not less than five (5) business days prior to the signing of this Subscription Agreement.
I/We am/are purchasing shares for my/our own account.
I/We acknowledge that shares are not liquid.
If an affiliate of NYC REIT, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale.
California residents only: In addition to the general suitability requirements described above, a California investor’s maximum investment in NYC REIT will be limited to 10% of his or her net worth (exclusive of home, home furnishings and automobiles).
Iowa residents only: An investor must have either (a) a minimum liquid net worth of $100,000 and an annual income of $70,000 or (b) a minimum liquid net worth of $350,000. The investor’s maximum investment in NYC REIT and its affiliates cannot exceed 10% of the investor’s liquid net worth. “Liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.
Kansas residents only: In addition to the general suitability requirements described above, it is recommended that investors should invest no more than 10% of their liquid net worth, in the aggregate, in ARC Hospitality and securities of other real estate investment trusts. “Liquid net worth” is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

6 Continued	Subscriber Acknowledgements & Signatures (Continued) (you must initial ALL appropriate representations below)	Owner	Co-Owner

American Realty Capital New York City REIT, Inc. (“NYC REIT”) Investors Only (Continued):
Maine residents only: The Maine Office of Securities recommends that an investor’s aggregate investment in the ARC Hospitality offering and similar direct participation investments not exceed 10% of the investor’s liquid net worth. For this purpose, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities. Michigan residents only: The maximum investment allowable in ARC Hospitality for a Michigan investor is 10% of his or her net worth.
Michigan residents only: The maximum investment allowable in NYC REIT for a Michigan investor is 10% of his or her net worth.
Missouri residents only: In addition to the general suitability requirements described above, no more than 10% of any one (1) Missouri investor’s liquid net worth may be invested in the securities registered by NYC REIT for this offering with the Missouri Securities Division.
New Mexico residents only: An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. A New Mexico investor’s aggregate investment in NYC REIT shares, shares of its affiliates and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. “Liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.
North Dakota residents only: Shares will only be sold to a resident of North Dakota who represents that he or she has a net worth of at least ten (10) times his or her investment in NYC REIT and that they meet one of the general suitability standards described above.
Ohio residents only: An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. An Ohio investor’s aggregate investment in NYC REIT, shares of its affiliates and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. “Liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

6 Continued	Subscriber Acknowledgements & Signatures (Continued) (you must initial ALL appropriate representations below)	Owner	Co-Owner

American Realty Capital New York City REIT, Inc. (“NYC REIT”) Investors Only (Continued):
Oregon residents only: An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. The investor’s maximum investment in NYC REIT and its affiliates also cannot exceed 10% of the Oregon resident’s net worth.
Pennsylvania residents only: The maximum investment allowable in NYC REIT for a Pennsylvania investor is 10% of his or her net worth.

American Energy Capital Partners, LP (“AECP”) Investors Only:
I/we have a minimum net worth (not including home, home furnishings and personal automobiles) of at least $85,000 and have a gross income of at least $85,000; or I/we have a net worth (excluding home, home furnishings and automobiles) of at least $330,000, or such higher suitability as may be required by certain states and set forth below.
I/we have received the final prospectus and any applicable supplements of American Energy Capital Partners, LP at least five business days before signing this subscription agreement.
I/we am/are purchasing shares for my/our own account.
I/we acknowledge that common units are not liquid.
If an affiliate of American Energy Capital Partners, LP, I/we represent that the common units are being purchased for investment purposes only and not for immediate resale.
I/we acknowledge that the Selling Agent or registered representative is required to inform me/us and the other potential investors of all pertinent facts relating to the Units, including the background of the General Partner and the tax consequences of my investment.
Arizona residents only: Subscriptions from Arizona investors will be held in escrow until subscriptions for at least $10,000,000 have been received by the Partnership from investors, including subscriptions from Arizona investors.

6 Continued	Subscriber Acknowledgements & Signatures (Continued) (you must initial ALL appropriate representations below)	Owner	Co-Owner

American Energy Capital Partners, LP (“AECP”) Investors Only (Continued):
California residents only: I/we have either a minimum net worth of $250,000 and had, during the last tax year, or estimate that I/we will have during the current tax year, gross income of $100,000, or, in the alternative, a minimum net worth of $500,000. In no event may my/our investment in AECP exceed 10% of my/our net worth, determined exclusive of homes, home furnishings and automobiles. Additionally, I/we acknowledge the following: IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THESE UNITS, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFORE, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER’S RULES. Although the Farm-out provisions contained in the AECP limited partnership agreement and other related agreements do not comply with the California Corporate Securities Law of 1968, the Farmout provisions are consistent with the NASAA Oil and Gas Guidelines.
Iowa residents only: I/we represent that I/we have a liquid net worth of at least 10 times my/ our investment in AECP and affiliated programs and I/we meet the $85,000/$85,000/$330,000 general suitability requirements described above.
Kansas residents only: I/we acknowledge that it is recommended by the Office of the Kansas Securities Commissioner that I/we limit my/our investment in AECP and substantially similar programs to no more than 10% of my/our liquid net worth. Liquid net worth is that portion of my/our net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities. Readily marketable securities may include investments in IRAs or other retirement plans that can be liquidated within a short time, less any income tax penalties that may apply for early distribution.
Maine residents only: I/we acknowledge that the Maine Office of Securities recommends that my/our aggregate investment in the AECP offering and similar direct participation investments not exceed 10% of my/our liquid net worth. For this purpose, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

6 Continued	Subscriber Acknowledgements & Signatures (Continued) (you must initial ALL appropriate representations below)	Owner	Co-Owner

American Energy Capital Partners, LP (“AECP”) Investors Only (Continued):
Michigan, Missouri, North Dakota and Pennsylvania residents only: I/we understand that I/we may not make an investment in AECP which is in excess of 10% of my/our net worth, exclusive of home, home furnishings and automobiles. Additionally, Pennsylvania investors’ subscriptions will be held in escrow until AECP has raised $100,000,000, including subscriptions from Pennsylvania investors.
New Mexico and Oregon residents only: I/we understand that I/we must not make an investment in AECP which would, after including any other similar oil and gas natural gas programs, exceed 10% of my/our liquid net worth, exclusive of home, home furnishings and automobiles.
Ohio residents only: I/we acknowledge that it shall be unsuitable for my/our aggregate investment in interests of AECP, affiliates of AECP, and in other non-traded oil and gas programs to exceed ten percent (10%) of my/our liquid net worth. “Liquid net worth” shall be defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.
Oklahoma residents only: I/we have either a minimum net worth of $250,000 and had during the last tax year, or estimate that I/we will have during the current tax year, gross income of $100,000, or, in the alternative, a minimum net worth of $500,000. In no event should my/our investment in AECP exceed more than 10% of my/our net worth. In all cases, net worth shall be determined exclusive of homes, home furnishings and automobiles.
Pennsylvania residents only: Additionally, Pennsylvania investors’ subscriptions will be held in escrow until AECP has raised $100,000,000, including subscriptions from Pennsyl-vania investors.
Texas residents only: I/we have either: (i) a minimum net worth of $250,000 and had during the last tax year, or estimate that I/we will have during the current tax year, gross income of $100,000; or, (ii) in the alternative, a minimum net worth of $500,000. Also, my/ our investment in the Partnership does not exceed more than 10% of my/our net worth. In all cases, net worth shall be determined exclusive of homes, home furnishings and automobiles.

6 Continued	Subscriber Acknowledgements & Signatures (Continued) (you must initial ALL appropriate representations below)	Owner	Co-Owner

RREEF Property Trust, Inc. (“RPT”) Investors Only:
I/we have received the final Prospectus of RPT at least five (5) business days before signing the Subscription Agreement. I/we acknowledge that after the end of each business day following the escrow period, I/we can access the NAV per share for each class of shares through RPT’s website and toll-free automated telephone line.
I/we have (i) a minimum net worth (exclusive of home, home furnishings and personal automobiles) of at least $250,000 or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000, and, if applicable, I/we meet the higher net worth and gross income requirements imposed by my/ our state of primary residence as set forth in the Prospectus under “Suitability Standards.” In addition, not more than 10% of my net worth will be invested in shares of RPT, with net worth being defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.
I/we acknowledge that there is no public market for the shares and, thus, my/our investment in shares is not liquid.
I/we am/are purchasing the shares for the account referenced above.
I/we acknowledge that I/we will not be admitted as a stockholder until my/our investment has been accepted. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA Patriot Act and payment of the full purchase price of the shares.
Iowa residents only: In addition to the suitability standards noted above, it is recommended by the Iowa Securities Bureau that Iowa investors limit their aggregate investment in RPT and other non-traded real estate investment trusts to not more than 10% of their liquid net worth, with liquid net worth being defined as that portion of total net worth that consists of cash, cash equivalents and readily marketable securities.
Kansas residents only: In addition to the suitability standards noted above, it is recommended by the Office of the Kansas Securities Commissioner that purchasers residing in Kansas limit their aggregate investment in the securities of RPT and other non-traded real estate investment trusts to not more than 10% of their liquid net worth, with liquid net worth being defined as that portion of total net worth that consists of cash, cash equivalents and readily marketable securities.

6 Continued	Subscriber Acknowledgements & Signatures (Continued) (you must initial ALL appropriate representations below)	Owner	Co-Owner

RREEF Property Trust, Inc. (“RPT”) Investors Only (Continued):
New Mexico residents only: In addition to the suitability standards noted above, purchasers residing in New Mexico may not invest more than 10% of their liquid net worth in RPT’s shares, shares of RPT’s affiliates and other non-traded real estate programs, with liquid net worth being defined as that portion of net worth that is comprised of cash, cash equivalents and readily marketable securities.
Ohio residents only: In addition to the suitability standards noted above, purchasers residing in Ohio may not invest more than 10% of their liquid net worth in RPT’s shares, shares of RPT’s affiliates and other non-traded real estate investment programs, with liquid net worth being defined as that portion of net worth that is comprised of cash, cash equivalents and readily marketable securities (less liabilities).

WE INTEND TO ASSERT THE FOREGOING REPRESENTATION AS A DEFENSE IN ANY SUBSEQUENT LITIGATION WHERE SUCH ASSERTION WOULD BE RELEVANT. AS USED ABOVE, THE SINGULAR INCLUDES THE PLURAL IN ALL RESPECTS IF SHARES ARE BEING ACQUIRED BY MORE THAN ONE PERSON. THIS SUBSCRIPTION AGREEMENT AND ALL RIGHTS THEREUNDER SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICT OF LAWS. BY EXECUTING THIS SUBSCRIPTION AGREEMENT, THE SUBSCRIBER HEREBY DECLARES THE INFORMATION SUPPLIED ABOVE IS TRUE AND CORRECT AND MAY BE RELIED UPON BY EACH ISSUER IN CONNECTION WITH THE SUBSCRIBER’S INVESTMENT IN SUCH ISSUER.

THE SUBSCRIBER DOES NOT WAIVE ANY RIGHTS IT MAY HAVE UNDER THE SECURITIES ACT OF 1933, THE SECURITIES EXCHANGE ACT OF 1934 OR ANY STATE SECURITIES LAW BY EXECUTING THIS SUBSCRIPTION AGREEMENT. A SALE OF SHARES MAY NOT BE COMPLETED UNTIL THE SUBSCRIBER HAS BEEN IN RECEIPT OF THE FINAL PROSPECTUS FOR EACH OFFERING (AT LEAST FIVE (5) BUSINESS DAYS).

THE SUBSCRIBER WILL NOT BE ADMITTED AS A SHAREHOLDER OF THE APPLICABLE ISSUER UNTIL THIS SUBSCRIPTION AGREEMENT HAS BEEN ACCEPTED BY SUCH ISSUER. SUCH ISSUER MAY REJECT ANY SUBSCRIPTION, IN WHOLE OR IN PART, IN ITS SOLE DISCRETION, SO LONG AS SUCH PARTIAL ACCEPTANCE OR REJECTION DOES NOT RESULT IN AN INVESTMENT OF LESS THAN THE MINIMUM AMOUNT SPECIFIED IN THE PROSPECTUS. SUBSCRIPTIONS WILL BE ACCEPTED OR REJECTED WITHIN 30 DAYS OF THEIR RECEIPT. EACH ISSUER WILL ACCEPT GROUPS OF SUBSCRIPTIONS ON AN ORDERLY BASIS NO LESS FREQUENTLY THAN MONTHLY, SUBJECT TO THE TERMS OF THE APPLICABLE CURRENT PROSPECTUS. IF AN ISSUER REJECTS THE SUBSCRIBER’S SUBSCRIPTION, THE PURCHASE PRICE WILL BE RETURNED TO THE SUBSCRIBER WITHIN TEN (10) BUSINESS DAYS AFTER THE REJECTION OF THE SUBSCRIPTION. IF THE SUBSCRIBER’S SUBSCRIPTION IS ACCEPTED, THE SUBSCRIBER WILL BE SENT A CONFIRMATION OF ITS PURCHASE AFTER THE SUBSCRIBER HAS BEEN ADMITTED AS A SHAREHOLDER.

Subscriber Signature(s)

SIGNATURE OF OWNER AND CO-OWNER (IN ORDER TO HAVE THIS AGREEMENT EXECUTED, THE INVESTOR(S) MUST SIGN THIS SECTION 6A)

In addition, if the investor signing below is acquiring the shares through an IRA or will otherwise beneficially hold the shares through a Custodian or Trustee, the investor also authorizes the Investment Program(s) indicated in Section 1 to receive (on behalf of the investor) authorization for the investor to act as proxy for the Custodian or Trustee. This authorization coupled with the Custodian or Trustee authorization below is intended to permit the investor to vote his or her shares even though the investor is not the record holder of the shares. Signing Section 6b will not constitute an execution of this Subscription Agreement.

Owner Signature

Date (mm/dd/yyyy)

Co-Owner Signature (if applicable)

Date (mm/dd/yyyy)

FOR AUTHORIZED REPRESENTATIVE OF CUSTODIAN USE ONLY

Signature of Custodian(s) or Trustee(s): By signing this Subscription Agreement, the Custodian authorizes the investor to vote the number of shares of the Investment Program(s) indicated in Section 1 that are beneficially owned by the investor as reflected on the records of each said offering as of the applicable record date at any meeting of the shareholders of each said offering. This authorization shall remain in place until revoked in writing by the Custodian. The Investment Program(s) indicated in Section 1 are hereby authorized to notify the investor of his or her right to vote consistent with this authorization.

Authorized Signature (Custodian or Trustee)

Date (mm/dd/yyyy)

6[a] IMPORTANT: The investor must go to Section 6b and complete the attached Substitute Form W-9 in its entirety in order for the Subscription Agreement to be considered valid for review.

6[b]		Substitute Form W-9 ALL U.S. Taxpayer Must Sign

SUBSTITUTE FORM W-9 (IRS Form W-9)(Rev. 8-2013))

Certification

To prevent backup withholding on any payment made to a stockholder with respect to subscription proceeds held in escrow, the stockholder is generally required to provide a current TIN (or the TIN of any other payee) and certain other information by completing the form below, certifying that (a) the TIN provided on Substitute Form W-9 is correct (or that such investor is awaiting a TIN), (b) the investor is a U.S. person, (c) the investor is not subject to backup withholding because (i) the investor is exempt from backup withholding, (ii) the investor has not been notified by the Internal Revenue Service (“IRS”) that the investor is subject to backup withholding as a result of failure to report all interests or dividends or (iii) the IRS has notified the investor that the investor is no longer subject to backup withholding and (d) the FACTA code(s) provided on Substitute Form W-9 (if any) is correct. If a TIN is not provided by the time any payment is made in connection with the proceeds held in escrow, 28% of all such payments will be withheld until a TIN is provided and if a TIN is not provided within 60 days, such withheld amounts will be paid over to the IRS.

Name (if in joint names, list first and circle the name of the person or entity whose number you enter in Part I as provided in the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 (the “Guidelines”))

Business Name (Sole proprietors, see the instructions in the enclosed Guidelines)
Check appropriate box:
☐ Individual/Sole Proprietor ☐ C Corporation ☐ S Corporation ☐ Partnership ☐ Trust/Estate
☐ Limited Liability Company ☐ Enter the tax classification (C=C corporation, S=S corporation, P=partnership)
☐ Other
Exempt payee code (if any) Exemption from FATCA reporting code (if any)
Address
Enter your TIN in the appropriate box below. (For most individuals, this is your social security number. If you do not have a TIN, write “Applied For” in the appropriate space below and see Obtaining a Number in the enclosed Guidelines). Certify by signing and dating below.
OR
Social Security Number		Employer Identification Number

Under penalties of perjury, I certify that:

1. The number shown on this form is my correct taxpayer identification number, and

2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by IRS that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and

3. I am a U.S. citizen or other U.S. person (as defined in the Instructions), and

4. The FATCA code(s) entered on this form (if any) indicating I am exempt from FATCA reporting is correct.

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Signature of Investor		Print Name Date
6[b] Continued	FOR AECP INVESTORS ONLY.	Power of Attorney

Each limited partner and each person who acquires a Unit from a Unit holder, by accepting the Unit, automatically grants to our general partner and, if appointed, a liquidator, a power of attorney to, among other things, execute and file documents required for our qualification, continuance or dissolution. The power of attorney also grants our general partner the authority to amend, and to make consents and waivers under, our Partnership Agreement.

Owner Signature
Co-Owner Signature (if applicable)

6	b	Continued	Guidelines for Certification of Taxpayer Identification Number (“TIN”) on Substitute Form W-9

Definition of a U.S. Person. - For U.S. federal tax purposes, you are considered a U.S. person if you are:

•    An individual who is a U.S. citizen or U.S. resident alien,

•    A partnership, corporation, company or association created or organized in the United States or under the laws of the United States,

•    An estate (other than a foreign estate), or

•    A domestic trust (as defined in Treasury Regulations section 301.7701-7).

What Number to Give the Requester. – Social Security numbers (‘SSN’) have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers (“EIN’) have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer. All ‘Section’ references are to the Internal Revenue Code of 1986, as amended.

For this type of account:		Give the SSN of:
1.	An individual’s account	The individual
2.	Two or more individuals (Joint account)	The actual owner of the account or, if combined funds, the first individual on the account (1)
3.	Custodian account of a minor (Uniform Gift to Minors Act)	The minor (2)
4.	(a) The usual revocable savings trust account (grantor also is trustee)	The grantor-trustee (1)
	(b) So-called trust account that is not a legal or valid trust under State law	The actual owner (1)
5.	Sole proprietorship or single-owner LLC	The owner (3)
For this type of account:		Give the EIN of:
6.	Sole proprietorship or single-owner LLC	The owner (3)
7.	A valid trust, estate, or pension trust	The legal entity (4)
8.	Corporate or LLC electing corporate status on Form 8832	The corporation
9.	Association, club, religious, charitable, educational, or other tax-exempt organization	The organization
10.	Partnership or multi-member LLC	The partnership or LLC
11.	Account with the Department of Agriculture in the name of a public entity (such as a State or local government, school district or prison) that receives agricultural program payments	The public entity
12.	A broker or registered nominee	The broker or nominee

(1)    A SSN, that person’s number must be furnished.

(2)    Circle the minor’s name and furnish the minor’s SSN.

(3)    You must show your individual name and you also may enter your business or ‘DBA’ name on the second name line. You may use either your SSN or FIN (if you have one). If you are a sole proprietor, the IRS encourages you to use your SSN.

(4)    List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

Obtaining a Number

If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local Social Security Administration office or get this form online at www.socialsecurity.gov/forms/ss-5.pdf. You also may get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at www.irs.gov/businesses and clicking on Employer ID Numbers under Related Topics. You can get Forms W-7 and SS-4 from the IRS by visiting www.irs.gov or by calling 1-800-TAX-FORM (1-800-829-3676).

Payees Exempt from Backup Withholding

If you are exempt from backup withholding and/or FATCA reporting, enter on the Substitute Form W-9, any code(s) that may apply to you.

Exempt Payee Code

Generally, individuals (including sole proprietors) are not exempt from backup withholding. Corporations are exempt from backup withholding for certain payments, such as interest and dividends. Corporations are not exempt from backup withholding for payments made in settlement of payment card or third party network transactions.

6	b	Continued	Guidelines for Certification of Taxpayer Identification Number (“TIN”) on Substitute Form W-9 (Continued)

The following codes identify payees that are exempt from backup withholding:

  1 – An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2)

  2 – The United States or any of its agencies or instrumentalities

  3 – A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities

  4 – A foreign government or any of its political subdivisions, agencies, or instrumentalities

  5 – A corporation

  6 – A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States

  7 – A futures commission merchant registered with the Commodity Futures Trading Commission

  8 – A real estate investment trust

  9 – An entity registered at all times during the tax year under the Investment Company Act of 1940

10 – A common trust fund operated by a bank under section 584(a)

11 – A financial institution

12 – A middleman known in the investment community as a nominee or custodian

13 – A trust exempt from tax under section 664 or described in section 4947

For interest and dividends, all listed payees are exempt except payees listed in category 7. For broker transactions, payees listed in categories 1 through 4 and 6 through 11 and all C corporations are exempt. For broker transactions, S corporations must not enter an exempt payee code because they are exempt only for sales of noncovered securities acquired prior to 2012.

Exempt payees described above should complete the Substitute Form W-9 to avoid possible erroneous backup withholding. ENTER YOUR TAXPAYER IDENTIFICATION NUMBER AND ANY APPLICABLE EXEMPT PAYEE CODE, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER.

Exemption from FATCA Reporting Code. The following codes identify payees that are exempt from reporting under FATCA. These codes apply to persons submitting this form for accounts maintained outside of the United States by certain foreign financial institutions. Therefore, if you are only submitting this form for an account you hold in the United States, you may leave this field blank. Consult with the person requesting this form if you are uncertain if the financial institution is subject to these requirements.

 A – An organization exempt from tax under section 501(a) or any individual retirement plan as defined in section 7701(a)(37)

 B – The United States or any of its agencies or instrumentalities

 C – A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities

 D – A corporation the stock of which is regularly traded on one or more established securities markets, as described in Reg. section 1.1472-1(c)(1)(i)

 E –  A corporation that is a member of the same expanded affiliated group as a corporation described in Reg. section 1.1472-1(c)(1)(i)

 F –  A dealer in securities, commodities, or derivative financial instruments (including notional principal contracts, futures, forwards, and options) that is registered as such under the laws of the United States or any state

 G – A real estate investment trust

 H – A regulated investment company as defined in section 851 or an entity registered at all times during the tax year under the Investment Company Act of 1940

 I –  A common trust fund as defined in section 584(a)

 J –   A bank as defined in section 581

 K – A broker

 L –  A trust exempt from tax under section 664 or described in section 4947(a)(1)

M –  A tax exempt trust under a section 403(b) plan or section 457(g) plan

Privacy Act Notice

Section 6109 requires you to provide your correct TIN to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you, mortgage interest paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA, or Archer MSA or HSA. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS also may provide this information to the Department of Justice for civil and criminal litigation, and to cities, states, the District of Columbia and U.S. possessions to carry out their tax laws. The IRS also may disclose this information to other countries under a tax treaty, to federal and state agencies to enforce federal nontax criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. You must provide your TIN whether or not you are required to file a tax return. Payers must generally withhold 28% of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to a payer. Certain penalties also may apply.

Penalties

•  Failure to Furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

•  Civil Penalty for False Information With Respect to Withholding. If you make a false statement with no reasonable basis which results in no backup withholding, you are subject to a $500 penalty.

•  Criminal Penalty for Falsifying Information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

•  Misuse of TINs. If the requester discloses or uses taxpayer identification numbers in violation of Federal law, the payer may be subject to civil and criminal penalties.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE IRS.

7   ☐  RIA Submission:

Check this box to indicate whether submission is made through a Registered Investment Advisor (RIA) in its capacity as the RIA and not in its capacity as a Registered Representative, if applicable, whose agreement with the subscriber includes a fixed or “wrap” fee feature for advisory and related brokerage services. If an owner or principal or any member of the RIA firm is a FINRA licensed Registered Representative affiliated with a broker-dealer, the transaction should be completed through that broker-dealer, not through the RIA.

☐    For RPT Investors  Only:

Class A Shares are being purchased net of up front commissions.

Financial Advisor, Registered Investment Advisor & Registered Representative

The Financial Advisor, Registered Investment Advisor or the Authorized Representative (the “Advisor”) must sign below to complete order. The undersigned broker-dealer or Advisor warrants that it is a duly licensed broker-dealer (or non-commission based financial advisor) and may lawfully offer the Shares in the state designated as the investor’s address or the state in which the sale is to be made, if different. The broker-dealer or Advisor warrants that he or she has (a) reasonable grounds to believe this investment is suitable for the investor as defined by Rule 2310 of the FINRA Rules, (b) informed the investor of all aspects of liquidity and marketability of this investment as required by Rule 2310 of the FINRA Rules, (c) delivered the Prospectus to the investor the requisite number of days prior to the date that the investor will deliver this Subscription Agreement to the issuer as specified under the laws of the investor’s state of residence, (d) verified the identity of the investor through appropriate methods and will retain proof of such verification process as required by applicable law, and (e) verified that the investor and the registered owner do not appear on the Office of Foreign Assets Control list of foreign nations, organizations and individuals subject to economic and trade sanctions.

Broker/Dealer or RIA Firm Address or P.O. Box

Mailing Address

City, State, Zip

Business Phone # (Required)

Fax Phone #

E-mail Address

Registered Representative(s) or Advisor(s) [I.A.] Name(s) (Required)

Representative #

Registered Representative or Advisor [I.A.] Address or P.O. Box

City, State, Zip

Business Phone # (Required)

Fax Phone #

E-mail Address

If a Registered Associate of a FINRA member firm, I hereby certify that I hold a Series 7 or Series 62 FINRA license and I am registered in the following state in which this sale was completed. If a Registered Investment Advisor, I certify that I am properly licensed and I am registered in the following state in which this sale was completed.

State (Required)

Signature(s) of Registered Representative(s) or Advisor(s) (Required)

Date

Signature of Broker/Dealer or RIA (If Required by Broker/Dealer)

Date

8	IMPORTANT: Please note that there are state-specific mailing addresses for the following offerings: ARC Daily NAV; ARC RFT; AECP; Grocery Center REIT II and ARC Hospitality.	For Regular Mail	For Overnight Deliveries
		American Realty Capital Daily Net Asset Value Trust, Inc. c/o American National Stock Transfer, LLC 430 W. 7th Street, Kansas City, MO 64105-1407	American Realty Capital Daily Net Asset Value Trust, Inc. c/o American National Stock Transfer, LLC 430 W. 7th Street, Kansas City, MO 64105-1407
		American Realty Capital Healthcare Trust II, Inc. c/o American National Stock Transfer, LLC 430 W. 7th Street, Kansas City, MO 64105-1407	American Realty Capital Healthcare Trust II, Inc. c/o American National Stock Transfer, LLC 430 W. 7th Street, Kansas City, MO 64105-1407

For Non-Custodial Accounts: Please mail a completed original Subscription Agreement along with a check and the appropriate documents outlined in Sections 1 and 2 of this Subscription Agreement, to the appropriate address as outlined to the right.

For Custodial Accounts: Please mail a completed original Subscription Agreement directly to the custodian, along with your check and the appropriate documents outlined in Sections 1 and 2 of this Subscription Agreement.

		ARC Realty Finance Trust, Inc. c/o American National Stock Transfer, LLC 430 W. 7th Street, Kansas City, MO 64105-1407	ARC Realty Finance Trust, Inc. c/o American National Stock Transfer, LLC 430 W. 7th Street, Kansas City, MO 64105-1407
		Business Development Corporation of America c/o American National Stock Transfer, LLC 430 W. 7th Street, Kansas City, MO 64105-1407	Business Development Corporation of America c/o American National Stock Transfer, LLC 430 W. 7th Street, Kansas City, MO 64105-1407
		Phillips Edison - ARC Grocery Center REIT II, Inc. c/o American National Stock Transfer, LLC 430 W. 7th Street, Kansas City, MO 64105-1407	Phillips Edison - ARC Grocery Center REIT II, Inc. c/o American National Stock Transfer, LLC 430 W. 7th Street, Kansas City, MO 64105-1407
		American Realty Capital Hospitality Trust, Inc. c/o American National Stock Transfer, LLC 430 W. 7th Street, Kansas City, MO 64105-1407	American Realty Capital Hospitality Trust, Inc. c/o American National Stock Transfer, LLC 430 W. 7th Street, Kansas City, MO 64105-1407
		American Realty Capital New York City REIT, Inc. c/o American National Stock Transfer, LLC 430 W. 7th Street, Kansas City, MO 64105-1407	American Realty Capital New York City REIT, Inc. c/o American National Stock Transfer, LLC 430 W. 7th Street, Kansas City, MO 64105-1407
		American Energy Capital Partners, LP c/o American National Stock Transfer, LLC 430 W. 7th Street, Kansas City, MO 64105-1407	American Energy Capital Partners, LP c/o American National Stock Transfer, LLC 430 W. 7th Street, Kansas City, MO 64105-1407
		RREEF Property Trust, Inc. c/o DST Systems, Inc. P.O. Box 219731, Kansas City, MO 64121-9731	RREEF Property Trust, Inc. c/o DST Systems, Inc. 430 W. 7th Street, Kansas City, MO 64105-1407
State-Specific Mailing Address Differences for ARC Daily NAV, ARC RFT, AECP, Grocery Center REIT II, and ARC Hospitality:
		▶	For ARC Daily NAV and ARC RFT investors in PA, AECP investors in PA and AZ, Grocery Center REIT II investors in PA and ARC Hospitality investors in OH, PA and WA, mail to:
		American Realty Capital Daily Net Asset Value Trust, Inc. c/o Realty Capital Securities, LLC One Beacon Street, 14th Floor, Boston, MA 01208	ARC Realty Finance Trust, Inc. c/o Realty Capital Securities, LLC One Beacon Street, 14th Floor, Boston, MA 01208
		Phillips Edison - ARC Grocery Center REIT II, Inc. c/o Realty Capital Securities, LLC One Beacon Street, 14th Floor, Boston, MA 01208	American Realty Capital Hospitality Trust, Inc. c/o Realty Capital Securities, LLC One Beacon Street, 14th Floor, Boston, MA 01208
American Energy Capital Partners, LP c/o Realty Capital Securities, LLC One Beacon Street, 14th Floor, Boston, MA 02108
▶

For RPT investors in PA (before escrow requirements met) mail to:

UMB Bank, N.A., as Escrow Agent for RREEF Property Trust

1010 Grand Boulevard, 4th Floor

Kansas City, MO 64106

ABA #: 101000695

Account #: 9871976025

FAO: (Include Account Title)

		▶	Should you have any questions or concerns and require customer service to handle your request or inquiry, please contact our transfer agent at:
		American National Stock Transfer, LLC 405 Park Avenue, 12th Floor, New York, NY 10022 Phone: (877) 373-2522 | Facsimile: (646) 861-7793	For RPT only: Investment Processing Dept c/o DST Systems 430 W. 7th St., Kansas City, MO 64105 Phone: (877) 907-1148 | Facsimile: (855) 223-2474